      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 2, 1994

                                                       REGISTRATION NO. 33-52641
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 3

                                       TO
                                    FORM S-1
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                            LARIZZA INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            OHIO                                   3714                                34-1376202
(State or other jurisdiction           (Primary Standard Industrial                 (I.R.S. Employer
              of                       Classification Code Number)                Identification No.)
       incorporation or
        organization)

                                   SUITE 1040
                            201 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084
                                 (810) 689-5800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                               RONALD T. LARIZZA
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            LARIZZA INDUSTRIES, INC.
                                   SUITE 1040
                            201 WEST BIG BEAVER ROAD
                              TROY, MICHIGAN 48084
                                 (810) 689-5800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

             Patrick T. Duerr, Esq.                              Robert H. Friedman, Esq.
       Honigman Miller Schwartz and Cohn                    Olshan Grundman Frome & Rosenzweig
          2290 First National Building                               505 Park Avenue
          Detroit, Michigan 48226-3583                           New York, New York 10022

                         ------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                         ------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

                                                                         PROPOSED MAXIMUM
                                                     PROPOSED MAXIMUM        AGGREGATE          AMOUNT OF
    TITLE OF EACH CLASS OF         AMOUNT TO BE       OFFERING PRICE         OFFERING          REGISTRATION
 SECURITIES TO BE REGISTERED       REGISTERED(1)       PER SHARE(2)          PRICE(2)              FEE
- -------------------------------------------------------------------------------------------------------------
Common Stock, no par value....       9,523,040            $7.375            $70,232,420         $24,218.08
- -------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------

(1) Includes 1,240,000 shares to be sold by the Company upon exercise of an option granted by the Company to the Underwriters solely to cover over-allotments.
(2) Estimated solely for the purpose of calculating the amount of the registration fee, based on a bona fide estimate of the maximum public offering price pursuant to Rule 457(a) under the Securities Act of 1933.
                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            LARIZZA INDUSTRIES, INC.

                             CROSS REFERENCE SHEET

                      UNDER ITEM 501(B) OF REGULATION S-K

ITEM
 NO.               FORM S-1 CAPTION                            CAPTION IN PROSPECTUS
- -----  ----------------------------------------   -----------------------------------------------
  1.   Forepart of the Registration Statement
       and Outside Front Cover Page of
       Prospectus..............................   Outside Front Cover Page
  2.   Inside Front and Outside Back Cover
       Pages of Prospectus.....................   Available Information; Inside Front Cover Page;
                                                  Outside Back Cover Page
  3.   Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges......   Prospectus Summary; Investment Considerations;
                                                  The Company
  4.   Use of Proceeds.........................   Use of Proceeds
  5.   Determination of Offering Price.........   Not Applicable
  6.   Dilution................................   Not Applicable
  7.   Selling Security Holders................   Principal and Selling Shareholders
  8.   Plan of Distribution....................   Outside Front Cover Page; Underwriting
  9.   Description of Securities to
       be Registered...........................   Description of Capital Stock
 10.   Interests of Named Experts
       and Counsel.............................   Not Applicable
 11.   Information with Respect to
       the Registrant..........................   Outside Front Cover Page; Prospectus Summary;
                                                  Investment Considerations; The Company;
                                                  Capitalization; Price Range of Common Stock and
                                                  Dividend Policy; Selected Consolidated
                                                  Financial Data; Management's Discussion and
                                                  Analysis of Financial Condition and Results of
                                                  Operations; Business; Management; Certain
                                                  Transactions; Principal and Selling
                                                  Shareholders; Description of Capital Stock;
                                                  Indemnification; Consolidated Financial
                                                  Statements
 12.   Disclosure of Commission Position on
       Indemnification for Securities
       Act Liabilities.........................   Not Applicable

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN
     ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION

                    PRELIMINARY PROSPECTUS DATED MAY 2, 1994


                                8,283,040 SHARES
[LOGO]

                            LARIZZA INDUSTRIES, INC.

                                  COMMON STOCK
                            ------------------------

     The 8,283,040 shares of the Company's Common Stock, no par value (the "Common Stock"), offered hereby are being sold by the Selling Shareholders. See "Principal and Selling Shareholders." The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders. Of the 8,283,040 shares of Common Stock offered, 6,626,440 shares are being offered hereby in the United States (the "U.S. Shares") and 1,656,600 shares are being offered in a concurrent international offering outside the United States and Canada. The price to the public and aggregate underwriting discounts and commissions per share will be identical for both offerings. See "Underwriting."


     The Common Stock is quoted on the American Stock Exchange under the symbol "LII." On April 29, 1994, the last sale price of the Common Stock as reported by the American Stock Exchange was $6.00 per share. See "Price Range of Common Stock and Dividend Policy."


     SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
       ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
        OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------
                                                  UNDERWRITING        PROCEEDS
                                  PRICE TO         DISCOUNTS         TO SELLING       PROCEEDS TO
                                   PUBLIC      AND COMMISSIONS(1)  SHAREHOLDERS(2)     COMPANY(2)
- -----------------------------------------------------------------------------------------------------
Per Share....................         $                $                 $               $ -0-
- -----------------------------------------------------------------------------------------------------
Total(3).....................         $                $                 $               $ -0-
- -----------------------------------------------------------------------------------------------------
Total Assuming Full Exercise
  of Over-Allotment
  Option(3)..................         $                $                 $                 $
- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------

(1) See "Underwriting."

(2) Before deducting expenses estimated at $575,000, which are payable by the Selling Shareholders, unless aggregate expenses exceed $475,000, in which case, the Company and the Selling Shareholders will each pay 50% of the excess.

(3) Assuming exercise in full of the 30-day option granted by the Company to the U.S. Underwriters to purchase up to 1,240,000 additional shares, on the same terms, solely to cover over-allotments. See "Underwriting."

                            ------------------------

     The U.S. Shares are offered by the U.S. Underwriters, subject to prior sale, when, as and if delivered to and accepted by the U.S. Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Common Stock will be made in New York City on or about
             , 1994.

                            ------------------------

PAINEWEBBER INCORPORATED
                                MCDONALD & COMPANY
                                       SECURITIES, INC.
                                                        RONEY & CO.
                            ------------------------

               THE DATE OF THIS PROSPECTUS IS              , 1994

INTERIOR SYSTEMS



                 ________________________
                |                        |
                |                        |
                |                        |
                |                        |
                |                        |
                |                        |
                |________________________|
                Instrument Panel Clusters


 _________________________
|                         |
|                         |
|                         |
|                         |
|                         |
|_________________________|
      Air Outlets



                  Garnish Molding {Van}
                 ________________________
                |                        |
                |                        |
                |                        |
                |                        |
                |                        |
                |                        |
                |________________________|




                                (PHOTOGRAPHS)
                               (SEE APPENDIX A)

 ____________________
|                    |
|                    |
|                    |                              ______________________
|                    |                             |                      |
|                    |                             |                      |
|                    |                             |                      |
|                    |                             |                      |
|____________________|                             |                      |
  Console/Instrument                               |                      |
  Panel Components                                 |______________________|
                                                         Door Panels


 ___________________________________________
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|                                           |
|___________________________________________|
      Picture of Mini Van

                                                         Cup Holders
                                                   _______________________
                                                  |                       |
                                                  |                       |
   Garnish Molding/                               |                       |
   Padded Products                                |                       |
 _____________________                            |                       |
|                     |                           |                       |
|                     |                           |                       |
|                     |                           |_______________________|
|                     |
|                     |
|                     |
|_____________________|


                                (PHOTOGRAPHS)
                               (SEE APPENDIX A)

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         ------------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the American Stock Exchange. Reports, proxy and information statements and other information concerning the Company can be inspected at such exchange.

     This Prospectus, which constitutes part of a Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), by the Company (together with any amendments thereto, the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock offered by this Prospectus. Statements contained in this Prospectus concerning provisions of any contract or other document referred to in this Prospectus are summaries of such documents, are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement or such other document, and each such statement is qualified in its entirety by such reference. Copies of such material, including the complete Registration Statement and the exhibits, can be inspected, without charge at the offices of the Commission, or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters' over-allotment option will not be exercised. Investors should carefully consider the information set forth under the heading "Investment Considerations."

                                  THE COMPANY

     Larizza Industries, Inc. (the "Company") designs and manufactures high-quality, plastic-based components and systems utilized in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans. The Company's product line ranges from injection molded plastic components, such as sidewall trim, air outlet assemblies and cupholders, to highly complex systems, such as complete instrument panels and door panels. See "Business -- Products." Presently, the Company's principal customers are various divisions of General Motors Corporation ("General Motors"), Chrysler Corporation ("Chrysler"), Ford Motor Company ("Ford") and Honda Motor Company ("Honda"). See "Business -- Customers."

     The Company supplies components and systems for a diverse group of vehicle models manufactured by North American automotive original equipment manufacturers ("automotive OEMs"). The Company currently manufactures components and systems included on approximately 50 models being produced for the 1994 model year and expects to manufacture components and systems to be included on approximately 50 models to be produced for the 1995 model year. Examples of models for which the Company supplies components or systems include the Chevrolet Lumina/Monte Carlo (automobile), the Chevrolet Blazer (light truck), the Chrysler Jeep Grand Cherokee (sport utility vehicle) and the Mercury Villager (mini-van). See "Business -- Customers." In 1994, light trucks, sport utility vehicles and mini-vans are expected to account for more than half of the Company's revenues.

     The Company is generally selected to supply a particular component two to four years in advance of production. Once selected, the Company usually supplies the component on a sole-source basis for the life of a vehicle model or until the component or system is redesigned. See "Business -- Marketing." The Company has been selected as the sole-source supplier for certain components and systems on a diverse group of 1996, 1997 and 1998 model year vehicles. The Company is also on development teams to engineer and design various components for the 1997 Chevrolet Corsica, Beretta and Corvette, and the 1998 Buick Skylark, Oldsmobile Achieva, Pontiac Grand Am, General Motors "CK" Truck and Chrysler "LH" automobiles. See "Business -- Customers."

     In response to competitive pressures in the industry, automotive OEMs have established programs to shift the production of components and systems to external suppliers ("outsourcing"), thus capitalizing on their lower overhead costs, greater flexibility and engineering expertise. Simultaneously, automotive OEMs are reducing their supplier base by (i) mandating that their external suppliers meet higher quality and cost standards and assume more responsibility for engineering the products they produce, and (ii) obtaining their entire supply of particular components and systems from single manufacturers or small groups of manufacturers. The Company believes that the outsourcing trend and the automotive OEMs' programs to reduce their supplier bases increase the opportunities available to the remaining external suppliers. See "Business -- Industry Overview."

     The Company's primary business strategy is to pursue internal growth by capitalizing on favorable trends in the North American automotive industry by
(i) maintaining high product quality and superior levels of customer service and
(ii) optimizing profitability and operating efficiencies through the reduction of manufacturing costs and the maximization of plant utilization. In addition, the Company intends to expand its product line and increase sales of systems which, because of their inherently greater complexity and higher labor content, produce higher profit margins. The Company may also consider the acquisition of other companies engaged in the Company's core business if attractive opportunities arise. There are, however, no negotiations for such acquisitions at present, and there can be no assurance that any acquisitions will be completed. See "Business -- Business Strategy."

     The Company implements its strategy of maintaining high product quality and superior levels of customer service and reducing its manufacturing costs by applying a "lean manufacturing" philosophy and developing and expanding the Company's engineering and design capabilities. The primary element of this philosophy is the reduction of manufacturing costs through the elimination of waste and the involvement of all employees in continuously improving the Company's operations. As part of this philosophy, the Company has instituted a performance-based compensation system linked to individual plant profitability. Additionally, the Company has developed and expanded its engineering and design capabilities by adding engineers and increasing its use of engineering subcontractors, often working with its customers early in the design phase for a component or system and, in some cases, designing the component or system when bidding on a contract. The Company believes that the numerous quality awards it has received from its principal customers evidence the Company's historical success in implementing its business strategy by delivering the quality, service and price required by its customers. See "Business -- Business Strategy."

                                 THE CONVERSION


     Pursuant to the Amended and Restated Credit Agreement, dated as of January 18, 1989 and amended and restated as of December 23, 1991 (the "Credit Agreement"), among the Company, various financial institutions (the "Lenders") and Bankers Trust Company ("BTCo"), as agent, Internationale Nederlanden (U.S.) Capital Corporation ("ING Capital") and Oppenheimer & Co., Inc. ("Oppenheimer"), as the Lenders and the then current holders of the term loans under the Credit Agreement (the "Term Loans"), converted the entire $47,000,000 of principal and $9,254,000 of accrued interest under the Terms Loans into 8,283,040 shares of Common Stock on March 11, 1994 (the "Conversion"). The Conversion reduced long-term debt, accrued interest and deferred gain on debt restructure on the Company's balance sheet as of the date of the Conversion by $47,000,000, $9,254,000, and $3,323,000, respectively, and increased shareholders' equity by $59,577,000. ING Capital and Oppenheimer and its affiliates are the Selling Shareholders in this offering and are selling all of the Common Stock they received as a result of the Conversion. ING Capital and BTCo are holders of the Company's long-term debt which remains outstanding after the Conversion. See "Principal and Selling Shareholders -- Conversion."


                                  THE OFFERING

Common Stock offered by the Selling Shareholders:
  United States Offering................................................    6,626,440 shares
  International Offering................................................    1,656,600 shares
                                                                            ---------
       Total............................................................    8,283,040 shares
Common Stock outstanding................................................   22,088,107 shares(1)
American Stock Exchange Symbol..........................................                 LII

- -------------------------
(1) Gives effect to the Conversion. See "Principal and Selling Shareholders -- Conversion."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following historical summary consolidated financial data of the Company have been derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick, independent auditors. The consolidated financial statements as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, and the auditors' report thereon, which refers to a change in the method of accounting for income taxes, are included elsewhere in this Prospectus.

     The unaudited pro forma operating data and per share data for the periods indicated give effect to the Conversion as if it had occurred as of January 1, 1993 and have been adjusted to eliminate the use of Canadian net operating loss carryforwards, which will not be available to the Company in 1994 because they were fully utilized in 1993. The unaudited pro forma balance sheet data for the periods indicated give effect to the Conversion as if it had occurred as of December 31, 1993. See "Principal and Selling Shareholders -- Conversion." The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus. See "Index to Consolidated Financial Statements."

                      SUMMARY CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                      HISTORICAL
                                                                      PRO FORMA(1)   --------------------------------------------
                                                                      ------------             YEAR ENDED DECEMBER 31,
                                                                       YEAR ENDED    --------------------------------------------
                                                                      DECEMBER 31,       1993            1992          1991(2)
                                                                          1993       ------------    ------------    ------------
                                                                      ------------
                                                                      (UNAUDITED)
OPERATING DATA:
 Net sales..........................................................    $148,257       $  148,257      $  111,307      $   85,951
 Cost of goods sold.................................................     115,660          115,660          92,036          73,955
                                                                      ------------   ------------    ------------    ------------
 Gross profit.......................................................      32,597           32,597          19,271          11,996
 Selling, general and administrative expenses.......................      11,500           11,500          10,935           8,261
 Nonrecurring operating expenses....................................      --              --              --                4,033
                                                                      ------------   ------------    ------------    ------------
 Operating income (loss)............................................      21,097           21,097           8,336            (298)
 Other expense, net.................................................      (3,160)          (6,640)         (6,855)        (11,023)
                                                                      ------------   ------------    ------------    ------------
 Income (loss) from continuing operations, before income taxes and
   extraordinary gain...............................................      17,937           14,457           1,481         (11,321)
 Income tax provision (benefit).....................................       4,821            2,070         --                1,594
                                                                      ------------   ------------    ------------    ------------
 Income (loss) from continuing operations, before extraordinary
   gain.............................................................      13,116           12,387           1,481         (12,915)
 Loss related to discontinued operations............................      --              --              --               (3,900)
                                                                      ------------   ------------    ------------    ------------
 Income (loss) before extraordinary gain............................      13,116           12,387           1,481         (16,815)
 Extraordinary gain on extinguishment of debt.......................      --              --                  711         --
                                                                      ------------   ------------    ------------    ------------
 Net income (loss)..................................................    $ 13,116       $   12,387      $    2,192      $  (16,815)
                                                                      ------------   ------------    ------------    ------------
                                                                      ------------   ------------    ------------    ------------
SHARE AND PER SHARE DATA:
 Income (loss) per common share:
   Primary:
     Income (loss) from continuing operations before extraordinary
       gain.........................................................        $.59             $.90            $.11           $(.94)
     Net income (loss)..............................................        $.59             $.90            $.16          $(1.22)
   Fully diluted:
     Income from continuing operations before extraordinary gain....                         $.72
     Net income.....................................................                         $.72
 Weighted average number of shares of common stock outstanding:
   Primary..........................................................      22,088           13,805          13,805          13,805
   Fully diluted....................................................                       22,088
 Cash dividends paid per common share (declared in 1988)............      --              --              --              --


                                                                        1990(3)         1989(4)
                                                                      ------------    ------------

                                                                      <
OPERATING DATA:
 Net sales..........................................................    $   96,739      $  143,869
 Cost of goods sold.................................................        86,254         135,829
                                                                      ------------    ------------
 Gross profit.......................................................        10,485           8,040
 Selling, general and administrative expenses.......................        10,506          13,606
 Nonrecurring operating expenses....................................        12,522          14,113
                                                                      ------------    ------------
 Operating income (loss)............................................       (12,543)        (19,679)
 Other expense, net.................................................       (12,682)        (14,201)
                                                                      ------------    ------------
 Income (loss) from continuing operations, before income taxes and
   extraordinary gain...............................................       (25,225)        (33,880)
 Income tax provision (benefit).....................................            50          (5,061)
                                                                      ------------    ------------
 Income (loss) from continuing operations, before extraordinary
   gain.............................................................       (25,275)        (28,819)
 Loss related to discontinued operations............................       (19,455)           (283)
                                                                      ------------    ------------
 Income (loss) before extraordinary gain............................       (44,730)        (29,102)
 Extraordinary gain on extinguishment of debt.......................       --              --
                                                                      ------------    ------------
 Net income (loss)..................................................    $  (44,730)     $  (29,102)
                                                                      ------------    ------------
                                                                      ------------    ------------
SHARE AND PER SHARE DATA:
 Income (loss) per common share:
   Primary:
     Income (loss) from continuing operations before extraordinary
       gain.........................................................        $(1.83)         $(2.09)
     Net income (loss)..............................................        $(3.24)         $(2.11)
   Fully diluted:
     Income from continuing operations before extraordinary gain....
     Net income.....................................................
 Weighted average number of shares of common stock outstanding:
   Primary..........................................................        13,805          13,805
   Fully diluted....................................................
 Cash dividends paid per common share (declared in 1988)............       --                $1.25

                                                                                                       HISTORICAL
                                                                                      --------------------------------------------
                                                                      PRO FORMA(1)                    DECEMBER 31,
                                                                      ------------    --------------------------------------------
                                                                      DECEMBER 31,        1993            1992          1991(2)
                                                                          1993        ------------    ------------    ------------
                                                                      ------------
                                                                      (UNAUDITED)
BALANCE SHEET DATA:
Working capital (deficiency)........................................    $  4,279        $    4,279      $    5,964      $    1,943
Total assets........................................................      63,854            63,854          62,657          60,150
Long-term obligations, excluding current installments (5)...........      35,240            90,703         104,398          99,308
Total shareholders' deficit.........................................      (5,142)          (64,073)        (75,182)        (74,616)


                                                                        1990(3)         1989(4)
                                                                      ------------    ------------

                                                                      <
BALANCE SHEET DATA:
Working capital (deficiency)........................................    $  (95,884)     $  (75,033)
Total assets........................................................        82,149         130,734
Long-term obligations, excluding current installments (5)...........         1,864           9,052
Total shareholders' deficit.........................................       (57,835)        (18,060)

- ------------------------
(1) The pro forma data give effect to the Conversion as if it had occurred as of January 1, 1993 for operating data and share and per share data, and as if it had occurred as of December 31, 1993 for balance sheet data. The pro forma operating data and share and per share data have also been adjusted to eliminate the use of Canadian net operating loss carryforwards, which will not be available to the Company in 1994 because they were fully utilized in 1993. The pro forma balance sheet adjustments to reflect the Conversion reduce long-term debt (excluding current installments), deferred gain on debt restructure, and accrued interest and increase shareholders' equity by $47.0 million, $3.5 million, $8.5 million, and $58.9 million, respectively. The pro forma income statement adjustments to reflect the Conversion reduce other expense (to eliminate the interest on the converted debt less the applicable portion of the amortization of the deferred gain on debt restructure) and increase the income tax provision (to reflect the increased income and to eliminate the use of Canadian net operating loss carryforwards) by $3.5 million and $2.8 million, respectively. The number of shares outstanding used to calculate earnings per share was also increased by 8.3 million shares to reflect the issuance of shares as a result of the Conversion.

(2) The Company sold the majority of its defense group and its automotive electrical division in 1991. These businesses have been accounted for as discontinued operations.

(3) The Company sold its plating operations and closed its automotive harness assembly operations and its Ann Arbor plant in 1990. See "Business -- General." The plating and automotive harness assembly operations accounted for $9.9 million of the Company's sales in 1990.

(4) The Company closed its Pulsar operation in 1989. The Company's Pulsar operation and the Company's plating and automotive harness assembly operations accounted for $45.9 million of the Company's sales in 1989.

(5) Includes the long-term portion of debt, capitalized lease obligations and accrued interest.

                           INVESTMENT CONSIDERATIONS

     Prospective purchasers of the shares of Common Stock should consider carefully the factors set forth below, as well as all other information contained in this Prospectus, before purchasing any of the shares offered hereby.

     HISTORY OF LOSSES AND SHAREHOLDERS' DEFICIT. The Company incurred significant losses in 1991, 1990 and 1989. As a result, the Company has a shareholders' deficit as of December 31, 1993 of approximately $64.1 million.

     LEVERAGE. The Company's bank debt and capitalized leases as of December 31, 1993, after giving effect to the Conversion as if it had occurred as of December 31, 1993, was $39.9 million, and its assets at that date totalled $63.9 million. The Company's long-term debt is expected to constitute all or most of its capitalization in 1994. The Company's leverage may make it vulnerable to economic downturns. In addition, a significant amount of the cash generated from operations will be used for debt service.

     RELIANCE ON MAJOR CUSTOMERS AND SELECTED MODELS. The Company's net sales to various divisions of General Motors, Chrysler, Ford and Honda as a percentage of the Company's consolidated net sales for the year ended December 31, 1993, were 34.6%, 27.7%, 21.9% and 9.7%, respectively. The Company's accounts receivable are primarily from these customers. The loss or significant reduction of business with any of these customers could have a material adverse effect on the Company. See "Business -- Products and Markets." The Company believes that Ford and Chrysler are reducing the number of their direct suppliers, and that Ford has selected several suppliers to act as integrators of complete vehicle interiors. The Company is in Chrysler's reduced supplier base for instrument panel components, but it is not part of Ford's group of integrators. As a result, the Company might find it more difficult to obtain future business from Ford. The Company is, however, supplying one of the Ford integrators, and it is attempting to obtain subcontracting work from other direct suppliers, but there can be no assurance that the Company will be successful in its efforts. A material reduction of the Company's business could also result from work stoppages in the plants of the Company's customers. The Company's three largest customers, General Motors, Chrysler and Ford, have experienced work stoppages from time to time. There can be no assurance that work stoppages will not be experienced in the future.

     In addition, although the Company has purchase orders from its customers, such purchase orders generally provide for supplying the customer's requirements for a particular model or group of related models for a particular year rather than for manufacturing a specific quantity of products. A significant decrease in the demand for certain models or a group of related models sold by any of its major customers could have a material adverse effect on the Company.


     Also, the failure of the Company to obtain new business for new models or to retain or increase business on redesigned existing models could adversely affect the Company. The Company, like other automotive suppliers, is under pressure from its customers to be a low cost producer for new products on which the Company bids or it risks not receiving new business that is profitable. The Company is not currently experiencing pressure to reduce the prices it charges on contracts that have already been awarded to it, although it has experienced such pressure in the past. There can be no assurance that the Company will be able to continue to make operating improvements and achieve cost reductions. Any significant change in the Company's cost of producing its products, relative to its competitors' costs, could have a material adverse effect on its ability to obtain new business for new models or to retain or increase business on redesigned existing models.


     CYCLICALITY AND SEASONALITY OF THE NORTH AMERICAN AUTOMOTIVE INDUSTRY. The Company's financial performance is directly related to North American vehicle production. This industry is highly cyclical and is dependent on a variety of economic and other factors, which could adversely affect automotive sales and production and directly impact the Company's sales and operating results. In addition, the Company's business tends to reflect the seasonal business cycle of the North American automotive industry. Normally, production declines during the model changeover period in the third quarter of each year. Production generally increases in the fourth quarter, with maximum production experienced during the first and second quarters.

     COMPETITION. The Company is involved in an industry characterized by intense competition in which it competes with established companies, many of which may have substantially greater financial, technical, manufacturing, marketing and service resources than those of the Company.

     CONTROL BY PRINCIPAL SHAREHOLDER. Ronald T. Larizza, the President, Chief Executive Officer and a Director of the Company, directly and through a voting trust, currently has the power to vote approximately 50.6% of the outstanding shares of Common Stock, after giving effect to the Conversion. By virtue of such ownership, Mr. Larizza will be in a position to control the election of directors of the Company and, therefore, the Company's affairs. The Company's shareholders do not have the right to cumulative voting in the election of directors.

                                  THE COMPANY

     The Company designs and manufactures high-quality, plastic-based components and systems utilized in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans. The Company's product line ranges from injection molded plastic components, such as sidewall trim, air outlet assemblies and cupholders, to highly complex systems, such as complete instrument panels and door panels. Presently, the Company's principal customers are various divisions of General Motors, Chrysler, Ford and Honda.

     The Company supplies components and systems for a diverse group of vehicle models manufactured by automotive OEMs. The Company currently manufactures components and systems included on approximately 50 models being produced for the 1994 model year and expects to manufacture components and systems to be included on approximately 50 models to be produced for the 1995 model year. Examples of models for which the Company supplies components or systems include the Chevrolet Lumina/Monte Carlo (automobile), the Chevrolet Blazer (light truck), the Chrysler Jeep Grand Cherokee (sport utility vehicle) and the Mercury Villager (mini-van). In 1994, light trucks, sport utility vehicles and mini-vans are expected to account for more than half of the Company's revenues.

     The Company is generally selected to supply a particular component two to four years in advance of production. Once selected, the Company usually supplies the component on a sole-source basis for the life of a vehicle model or until the component or system is redesigned. The Company has been selected as the sole-source supplier for certain components and systems on a diverse group of 1996, 1997 and 1998 model year vehicles. The Company is also on development teams to engineer and design various components for the 1997 Chevrolet Corsica, Beretta and Corvette, and the 1998 Buick Skylark, Oldsmobile Achieva, Pontiac Grand Am, General Motors "CK" Truck and Chrysler "LH" automobiles.

     In response to competitive pressures in the industry, automotive OEMs have established programs to shift the production of components and systems to external suppliers, thus capitalizing on their lower overhead costs, greater flexibility and engineering expertise. Simultaneously, automotive OEMs are reducing their supplier base by (i) mandating that their external suppliers meet higher quality and cost standards and assume more responsibility for engineering the products they produce, and (ii) obtaining their entire supply of particular components and systems from single manufacturers or small groups of manufacturers. The Company believes that the outsourcing trend and the automotive OEMs' programs to reduce their supplier bases increase the opportunities available to the remaining external suppliers.

     The Company's primary business strategy is to pursue internal growth by capitalizing on favorable trends in the North American automotive industry by
(i) maintaining high product quality and superior levels of customer service and
(ii) optimizing profitability and operating efficiencies through the reduction of manufacturing costs and the maximization of plant utilization. In addition, the Company intends to expand its product line and increase sales of systems which, because of their inherently greater complexity and higher labor content, produce higher profit margins. The Company may also consider the acquisition of other companies engaged in the Company's core business if attractive opportunities arise. There are, however, no negotiations for such acquisitions at present, and there can be no assurance that any acquisitions will be completed.

     The Company implements its strategy of maintaining high product quality and superior levels of customer service and reducing its manufacturing costs by applying a "lean manufacturing" philosophy and developing and expanding the Company's engineering and design capabilities. The primary element of this philosophy is the reduction of manufacturing costs through the elimination of waste and the involvement of all employees in continuously improving the Company's operations. As part of this philosophy, the Company has instituted a performance-based compensation system linked to individual plant profitability. Additionally, the Company has developed and expanded its engineering and design capabilities by adding engineers and increasing its use of engineering subcontractors, often working with its customers early in the design phase for a component or system and, in some cases, designing the component or system when bidding on a contract. The Company believes that the numerous quality awards it has received from its principal customers evidence the Company's historical success in implementing its business strategy by delivering the quality, service and price required by its customers.

     Larizza Industries, Inc., an Ohio corporation, was incorporated in November 1982. Unless the context otherwise requires, all references to the "Company" in this Prospectus refer to Larizza Industries, Inc. and its consolidated subsidiaries. The Company's principal executive offices are located at 201 West Big Beaver Road, Columbia Center, Suite 1040, Troy, Michigan 48084, and its telephone number is (810) 689-5800. As of January 31, 1994, the Company had 1,382 employees at four manufacturing facilities in Michigan, three manufacturing facilities in Ontario, Canada and one sales and administrative facility.

                                USE OF PROCEEDS

     The Company will not receive any proceeds from this offering unless the Underwriters exercise their over-allotment option. See "Underwriting." However, in connection with this offering the Selling Shareholders recently converted $47.0 million in principal, and the related accrued interest, owed by the Company to the Selling Shareholders into the 8,283,040 shares of Common Stock being sold by the Selling Shareholders in this offering.


     The net proceeds to the Company from its sale of 1,240,000 shares of Common Stock in the offering upon the Underwriters' exercise of the over-allotment option (assuming it is exercised in full at an assumed public offering price of $6.00 per share, and after deducting the underwriting discount and estimated expenses of the offering, payable by the Company) are estimated to be approximately $6.9 million. Such net proceeds will be placed in a bank account securing a letter of credit issued to the Lenders, all as required by the Company's loan agreements with the Lenders. The Company will not be able to withdraw the money, and it will be used to reimburse the bank issuing the letter of credit if any of the Lenders draws on the letter of credit. Such draws are generally permitted after January 1, 1997 or upon a default under the Company's long-term loans. As of December 31, 1993, the Company owed its Lenders approximately $35.6 million under a $47.5 million loan (the "Canadian Loan") to the Company's Canadian subsidiary, Manchester Plastics, Ltd. ("Manchester Plastics"), which bears interest at 1.5% over the BTCo's base rate. ING Capital is also a holder of the Company's Canadian Loan. See Note 5 of Notes to Consolidated Financial Statements for a description of the Company's long-term debt. The Company has received a commitment to refinance the Canadian Loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." If the Canadian Loan is refinanced, the Company expects to apply the net proceeds of this offering to the repayment of the new loans.


                PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


     The Common Stock is traded on the American Stock Exchange under the symbol LII. The following table sets forth certain information regarding the last sale prices per share on the American Stock Exchange for each calendar quarter since January 1, 1992. On April 29, 1994 the last sale price per share of Common Stock on the American Stock Exchange was $6.00.



                                                                    LAST SALE PRICE
CALENDAR                                                           -----------------
  YEAR                                                              LOW       HIGH
- --------                                                           ------    -------
  1992
            First Quarter.......................................   $1.000    $ 3.875
            Second Quarter......................................    2.000      2.750
            Third Quarter.......................................    2.000      3.000
            Fourth Quarter......................................    1.875      2.875
  1993
            First Quarter.......................................   $2.250    $ 3.625
            Second Quarter......................................    3.250      9.625
            Third Quarter.......................................    8.375     11.375
            Fourth Quarter......................................    7.125     11.750
  1994
            First Quarter.......................................   $6.875    $ 9.500
            Second Quarter (through April 29)...................    5.875      7.125

     As of February 15, 1994, there were approximately 198 record holders of the Common Stock.

     It is the policy of the Company's Board of Directors to retain all earnings for the operation and expansion of the Company's business for the foreseeable future, and the Company does not currently intend to pay cash dividends on its Common Stock. The Company did not pay any dividends in 1992 or 1993 and has not paid any dividends to date in 1994. The Company is restricted from paying dividends under credit agreements with its Lenders. See Note 5 of Notes to Consolidated Financial Statements.

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of the Company as of December 31, 1993, and as adjusted to give effect to the Conversion as if it had been consummated on that date. See "Principal and Selling Shareholders -- Conversion."

                                                                          DECEMBER 31, 1993
                                                              -----------------------------------------
                                                              HISTORICAL             PRO FORMA
                                                              ----------    ---------------------------
                                                                            CONVERSION         AFTER
                                                                            ADJUSTMENTS      CONVERSION
                                                                            -----------      ----------
                                                                  (IN THOUSANDS, EXCEPT SHARE DATA)
Current installments of long-term debt and capitalized
  lease obligation(1)......................................    $   4,679                      $   4,679
                                                              ----------                     ----------
                                                              ----------                     ----------
Long-term debt, excluding current installments(1)..........    $  81,460     $ (47,000)(2)    $  34,460
Capitalized lease obligation, excluding current
  installments.............................................          780                            780
Deferred gain on debt restructure..........................        6,097        (3,468)(2)        2,629
Accrued interest...........................................        8,463        (8,463)(2)           --
Shareholders' deficit:
  Preferred stock, no par value; authorized 10,000,000
     shares, no shares issued..............................           --                             --

  Common stock, no par value; authorized 50,000,000 shares,
     13,805,067 and 22,088,107 shares issued and
     outstanding before and after the Conversion,
     respectively(3).......................................       17,202        58,931(2)        76,133
  Additional paid-in capital...............................        5,551                          5,551
  Accumulated deficit......................................      (83,873)                       (83,873)
Foreign currency translation adjustment....................       (2,953)                        (2,953)
                                                              ----------    -----------      ----------
       Total shareholders' deficit.........................      (64,073)       58,931           (5,142)
                                                              ----------    -----------      ----------
       Total capitalization................................    $  32,727     $  --            $  32,727
                                                              ----------    -----------      ----------
                                                              ----------    -----------      ----------

- -------------------------
(1) See Note 5 of Notes to Consolidated Financial Statements for additional information relating to long-term debt.

(2) Pursuant to the Conversion, $47.0 million principal amount of the Company's long-term debt and the related accrued interest were converted into 8,283,040 shares of Common Stock. As a result of the Conversion, a portion of the deferred gain on debt restructure will be added to shareholders' equity, because the related debt will be retired. For a more complete description of the Conversion, see "Principal and Selling Shareholders -- Conversion."

(3) Does not include 200,000 shares of Common Stock reserved for issuance under the Company's Stock Incentive Plan (the "Stock Incentive Plan").

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following historical selected consolidated financial data of the Company have been derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick, independent auditors. The consolidated financial statements as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, and the auditors' report thereon, which refers to a change in the method of accounting for income taxes, are included elsewhere in this Prospectus.

     The unaudited pro forma operating data and per share data for the periods indicated give effect to the Conversion as if it had occurred as of January 1, 1993 and have been adjusted to eliminate the use of Canadian net operating loss carryforwards, which will not be available to the Company in 1994 because they were fully utilized in 1993. The unaudited pro forma balance sheet data for the periods indicated give effect to the Conversion as if it had occurred as of December 31, 1993. See "Principal and Selling Shareholders -- Conversion." The information below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes appearing elsewhere in this Prospectus. See "Index to Consolidated Financial Statements."

                      SELECTED CONSOLIDATED FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         PRO FORMA(1)                          HISTORICAL
                                                         ------------    --------------------------------------------------------
                                                          YEAR ENDED                     YEAR ENDED DECEMBER 31,
                                                         DECEMBER 31,    --------------------------------------------------------
                                                             1993          1993        1992      1991(2)     1990(3)     1989(4)
                                                         ------------    --------    --------    --------    --------    --------
                                                         (UNAUDITED)
OPERATING DATA:
  Net sales............................................    $148,257      $148,257    $111,307    $ 85,951    $ 96,739    $143,869
  Cost of goods sold...................................     115,660       115,660      92,036      73,955      86,254     135,829
                                                         ------------    --------    --------    --------    --------    --------
  Gross profit.........................................      32,597        32,597      19,271      11,996      10,485       8,040
  Selling, general and administrative expenses.........      11,500        11,500      10,935       8,261      10,506      13,606
  Nonrecurring operating expenses......................          --            --          --       4,033      12,522      14,113
                                                         ------------    --------    --------    --------    --------    --------
  Operating income (loss)..............................      21,097        21,097       8,336        (298)    (12,543)    (19,679)
  Other expense, net...................................      (3,160)       (6,640)     (6,855)    (11,023)    (12,682)    (14,201)
                                                         ------------    --------    --------    --------    --------    --------
  Income (loss) from continuing operations, before
    income taxes and extraordinary gain................      17,937        14,457       1,481     (11,321)    (25,225)    (33,880)
  Income tax provision (benefit).......................       4,821         2,070          --       1,594          50      (5,061)
                                                         ------------    --------    --------    --------    --------    --------
  Income (loss) from continuing operations, before
    extraordinary gain.................................      13,116        12,387       1,481     (12,915)    (25,275)    (28,819)
  Loss related to discontinued operations..............          --            --          --      (3,900)    (19,455)       (283)
                                                         ------------    --------    --------    --------    --------    --------
  Income (loss) before extraordinary gain..............      13,116        12,387       1,481     (16,815)    (44,730)    (29,102)
  Extraordinary gain on extinguishment of debt.........          --            --         711          --          --          --
                                                         ------------    --------    --------    --------    --------    --------
  Net income (loss)....................................    $ 13,116      $ 12,387    $  2,192    $(16,815)   $(44,730)   $(29,102)
                                                         ------------    --------    --------    --------    --------    --------
                                                         ------------    --------    --------    --------    --------    --------
SHARE AND PER SHARE DATA:
  Income (loss) per common share:
    Primary:
      Income (loss) from continuing operations before
        extraordinary gain.............................        $.59          $.90        $.11       $(.94)     $(1.83)     $(2.09)
                                                               ----          ----        ----       -----      ------      ------
                                                               ----          ----        ----       -----      ------      ------
      Net income (loss)................................        $.59          $.90        $.16      $(1.22)     $(3.24)     $(2.11)
                                                               ----          ----        ----       -----      ------      ------
                                                               ----          ----        ----       -----      ------      ------
    Fully diluted:
      Income from continuing operations before
        extraordinary gain.............................                      $.72
                                                                             ----
                                                                             ----
      Net income.......................................                      $.72
                                                                             ----
                                                                             ----
  Weighted average number of shares of common stock
    outstanding:
    Primary............................................      22,088        13,805      13,805      13,805      13,805      13,805
    Fully diluted......................................                    22,088
  Cash dividends paid per common share (declared in
    1988)..............................................          --            --          --          --          --       $1.25

                                                                                               HISTORICAL
                                                         PRO FORMA(1)    --------------------------------------------------------
                                                         ------------                          DECEMBER 31,
                                                         DECEMBER 31,    --------------------------------------------------------
                                                             1993          1993        1992      1991(2)     1990(3)     1989(4)
                                                         ------------    --------    --------    --------    --------    --------
                                                         (UNAUDITED)
BALANCE SHEET DATA:
  Working capital (deficiency).........................    $  4,279      $  4,279    $  5,964    $  1,943    $(95,884)   $(75,033)
  Total assets.........................................      63,854        63,854      62,657      60,150      82,149     130,734
  Long-term obligations, excluding current installments
    (5)................................................      35,240        90,703     104,398      99,308       1,864       9,052
  Total shareholders' deficit..........................      (5,142)      (64,073)    (75,182)    (74,616)    (57,835)    (18,060)

- -------------------------
(1) The pro forma data give effect to the Conversion as if it had occurred as of January 1, 1993 for operating data and share and per share data, and as if it had occurred as of December 31, 1993 for balance sheet data. The pro forma operating data and share and per share data have also been adjusted to eliminate the use of Canadian net operating loss carryforwards, which will not be available to the Company in 1994 because they were fully utilized in 1993. The pro forma balance sheet adjustments to reflect the Conversion reduce long-term debt (excluding current installments), deferred gain on debt restructure, and accrued interest and increase shareholders' equity by $47.0 million, $3.5 million, $8.5 million, and $58.9 million, respectively. The pro forma income statement adjustments to reflect the Conversion reduce other expense (to eliminate the interest on the converted debt less the applicable portion of the amortization of the deferred gain on debt restructure) and increase the income tax provision (to reflect the increased income and to eliminate the use of Canadian net operating loss carryforwards) by $3.5 million and $2.8 million, respectively. The number of shares outstanding used to calculate earnings per share was also increased by 8.3 million shares to reflect the issuance of shares as a result of the Conversion.
(2) The Company sold the majority of its defense group and its automotive electrical division in 1991. These businesses have been accounted for as discontinued operations.
(3) The Company sold its plating operations and closed its automotive harness assembly operations and its Ann Arbor plant in 1990. See "Business -- General." The plating and automotive harness assembly operations accounted for $9.9 million of the Company's sales in 1990.
(4) The Company closed its Pulsar operation in 1989. The Company's Pulsar operation and the Company's plating and automotive harness assembly operations accounted for $45.9 million of the Company's sales in 1989.
(5) Includes the long-term portion of debt, capitalized lease obligations and accrued interest.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the Consolidated Financial Statements and notes thereto of the Company included elsewhere in this Prospectus.

RESTRUCTURING HISTORY

     As a result of significant losses incurred in 1989, the Company established a plan to focus on its core business of automotive interior plastic-based components and systems and effected an operational restructuring (the "Restructuring"). By December 31, 1991 the Restructuring was substantially completed and included the following transactions:

     - Closure of the Pulsar Plastics London, Ontario operation in 1989.

     - Sale of plating operations in Peterborough and Whitby, Ontario in 1990.

     - Closure of automotive plastics facility in Ann Arbor, Michigan and consolidation of its operations with the Manchester, Michigan facility in 1990.

     - Closure of Mexican automotive harness assembly operation in 1990.

     - Divestiture of Automotive Electrical Division and a majority of The Defense Group in 1991. Such businesses have been accounted for as discontinued operations and, accordingly, their sales are not reflected in the Company's consolidated financial statements.

     These transactions affect the comparability of prior periods. For example, Pulsar Plastics and the Company's plating and automotive harness assembly operations accounted for $45.9 million and $9.9 million of sales in 1989 and 1990, respectively. During the Restructuring, the Company incurred significant losses.

     Since the completion of the Restructuring, the Company has positioned itself as a high-quality supplier of plastic-based components and systems used in the interior of automobiles, light trucks, sport utility vehicles and mini-vans. Revenues have grown from $86.0 million in 1991 to $148.3 million in 1993 and gross margins have improved from 14.0% to 22.0% over the same period. The losses incurred during the Restructuring constrained the Company's ability to bid on new business for 1994 and 1995. As a result, revenue growth for these years is expected to be lower than that achieved in previous years.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, items in the consolidated statements of operations expressed as a percentage of net sales:

                                                                        YEAR ENDED DECEMBER 31,
                                                                       -------------------------
                                                                       1993      1992      1991
                                                                       -----     -----     -----
Net sales..........................................................    100.0%    100.0%    100.0%
Gross profit.......................................................     22.0      17.3      14.0
Selling, general and administrative expenses.......................      7.8       9.8       9.6
Nonrecurring operating expenses....................................       --        --       4.7
Operating income (loss)............................................     14.2       7.5      (0.3)

  Year Ended December 31, 1993 Compared with Year Ended December 31, 1992

     The Company's net sales for 1993 were $148.3 million compared with $111.3 million for 1992, representing an increase of 33.2 percent. This increase in net sales resulted largely from increased sales of door panels for the Chrysler Jeep Grand Cherokee, which was launched in the first quarter of 1992, as well as the launching during the third quarter of 1992 of new programs to supply door panels for the Honda Civic manufactured in Marysville, Ohio and various components for the Mercury Villager and Nissan Quest.

     Gross profit for 1993 was $32.6 million compared to $19.3 million for 1992, representing an increase of 69.2 percent. This increase in gross profit is a result of higher sales and improved gross profit margins. Gross profit margin increased to 22.0 percent in 1993 compared to 17.3 percent in 1992. This increase in gross profit margins resulted from fixed overhead costs being spread over higher sales and operating improvements at certain of the Company's facilities.

     Operating income in 1993 was $21.1 million compared to $8.3 million in 1992, representing an increase of 153.1 percent. This increase in operating income resulted from increased gross profit which was slightly offset by increased selling, general and administrative costs. Operating income as a percentage of net sales was 14.2 percent in 1993 compared to 7.5 percent in 1992.

     Selling, general and administrative expenses were $11.5 million in 1993 compared to $10.9 million 1992. Selling, general and administrative expenses for 1993 include professional expenses relating to a proposed acquisition by the Company that was not consummated. The 5.2 percent increase in selling, general and administrative expenses in 1993 was less than the 33.2 percent increase in net sales for the same period because general and administrative expenses are primarily fixed costs. Selling, general and administrative expenses as a percentage of net sales were 7.8 percent in 1993 compared to 9.8 percent in 1992.

     Interest expense for 1993 was $6.5 million compared to $7.1 million for 1992. This reduction in interest expense resulted primarily from lower borrowing levels. Interest expense was reduced by $1.3 million and $1.4 million of amortization of deferred gain on debt restructure in 1993 and 1992, respectively. In March 1994, $47.0 million in principal, and the related accrued interest, owed by the Company to the Lenders, who are also the Selling Shareholders, was converted into 8,283,040 shares of the Common Stock pursuant to the Credit Agreement. See "Principal and Selling Shareholders-Conversion." The Conversion will reduce interest expense in future periods.

     During 1993, the Company's Canadian net operating loss carryforwards were fully utilized, resulting in an income tax provision for 1993 of $2.1 million. The Company expects a higher effective tax rate in 1994.

     During the first quarter of 1992, the Company extinguished long-term debt in the amount of $906,000 for a cash payment of $195,000 resulting in a gain of $711,000 which is recorded as an extraordinary gain in the accompanying financial statements.

  Year Ended December 31, 1992 Compared with Year Ended December 31, 1991

     The Company's net sales for 1992 were $111.3 million compared with $86.0 million for 1991, representing an increase of 29.5 percent. Sales from the United States operations increased $17.2 million resulting primarily from the launching of a new program, in January 1992, to produce door panels for the Chrysler Jeep Grand Cherokee. Sales from the Canadian operations increased $8.2 million resulting primarily from new business to manufacture door panels for the Honda Civic and interior trim for the Ford Crown Victoria, the Mercury Grand Marquis and the Ford F-truck.

     Gross profit for 1992 was $19.3 million compared with $12.0 million for 1991, representing an increase of 60.6 percent. Gross profit as a percentage of sales was 17.3 percent in 1992 versus 14.0 percent in 1991. This increase in gross profit margins resulted from fixed overhead costs being spread over higher sales and operating improvements at certain of the Company's Canadian facilities which was partially offset by start-up costs at a United States facility.

     Operating income in 1992 was $8.3 million compared to an operating loss $300,000 in 1991. The operating loss in 1991 reflects $4.0 million of nonrecurring operating expenses. Operating income before nonrecurring operating expenses increased to 7.5 percent of net sales in 1992 compared to 4.3 percent of net sales in 1991 as a result of higher gross margins.

     Selling, general and administrative expenses increased by $2.7 million in 1992 compared to 1991 as a result of higher sales, higher professional costs and costs related to the disposition of assets. Selling, general and administrative expenses were 9.8 percent of sales in 1992 versus 9.6 percent in 1991.

     Interest expense for 1992 was $7.1 million compared to $10.2 million for 1991. The 1992 interest expense was reduced by $1.4 million of amortization of deferred gain on debt restructure. Interest expense was also impacted favorably in 1992 by lower interest rates.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's net cash position increased by $70,000 during 1993. Cash provided by operating activities was $18.0 million. Non-cash interest of $4.2 million related to the loan under the Credit Agreement was expensed. This interest was converted into Common Stock in connection with the Conversion in March 1994. See "Principal and Selling Shareholders -- Conversion."

     Cash used for capital expenditures during 1993 of $3.0 million was primarily for machinery and equipment to support new programs and increase efficiencies, as well as to upgrade and replace machinery and equipment. Capital expenditures in 1994 are projected to be slightly higher than they were in 1993 as a result of new programs being launched in 1994.

     During 1993, the Company repaid $13.5 million of debt, of which $11.5 million was applied to the Company's Canadian Loan. For a description of the Company's debt, see Note 5 of Notes to Consolidated Financial Statements included elsewhere in this Prospectus.

     The Company has a $6.0 million working capital line of credit of which $3.3 million was borrowed at December 31, 1993. The working capital loan bears interest at 1.5 percent over the prime rate (6 percent as of February 15, 1994) and requires the Company to pay a commitment fee of 0.25 percent per annum on the average unused amount of the facility. Both interest and commitment fee are payable monthly. The working capital line of credit expires in 1998 and provides for thirty day reductions in the maximum amount available for borrowing each year. During 1994, the working capital line of credit is capped at $2.0 million for any 30-day period selected by the Company. This provision was met March 1, 1994.

     At December 31, 1993, the Company owed its Lenders $85.9 million of principal and $8.5 million of accrued interest under various credit agreements. On March 11, 1994, principal of $47.0 million and accrued interest of $9.3 million were converted into 8,283,040 shares of Common Stock, representing 37.5 percent of the Common Stock after such Conversion. See "Principal and Selling Shareholders -- Conversion." The converting Lenders are the Selling Shareholders in this offering. After the Conversion, the remaining amounts owed to the Lenders at December 31, 1993, are due as follows: during 1994, $4.5 million; 1995, $2.9 million; 1996, $3.8 million; 1997, $2.6 million; 1998, $25.1 million.
For a description of the Company's debt, see Note 5 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus. The Company expects to refinance its remaining long-term indebtedness, which might increase borrowing availability.

     As of March 22, 1994, the Company received a commitment for a new loan that would be used to refinance the Company's existing bank loans. The new loan would include a $27 million revolving line of credit for the Company and an $8 million revolving line of credit for tooling and capital equipment for the Company. The amount available under the $27 million line of credit would be reduced by $250,000 at the end of each quarter in 1994 and $1,250,000 at the end of each subsequent quarter during the term of the loan. Both lines of credit would expire three years after they are made available. Interest on the loans would be based on eurodollar rates or the bank's reference rate, plus a margin (up to 3.00% for eurodollar loans and 1.25% for reference rate loans) that would vary each quarter based on specified financial covenants. Both lines of credit would be secured by all of the assets of the Company and its United States subsidiary.


     In addition, the new loan would include a $15 million term loan to Manchester Plastics, secured by all of its assets. The loan would be payable in four quarterly installments of $937,500 at the end of the first four quarters after the loan is made, with the balance due five years and one day after the loan is made. Interest on the loan would be based on eurodollar rates or the bank's reference rate, plus a margin (up to 3.50% for eurodollar loans and 1.75% for reference rate loans) that would vary each quarter based on the Manchester Plastics' net worth. All of the new loans are subject to the negotiation of definitive agreements.


     The Company's primary needs for liquidity in 1994 will be to support its working capital needs, debt service requirements and capital expenditure requirements. The Company believes that cash generated from operations plus amounts available under its working capital line of credit will be adequate to fund its cash needs for 1994.

INFLATION

     Management does not believe that inflation had a material effect on the results of operations during the past three years, nor does management expect inflation to have a material effect on its results of operations in the forseeable future.

                                    BUSINESS

GENERAL

     The Company designs and manufactures high-quality, plastic-based components and systems utilized in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans. The Company's product line ranges from injection molded plastic components, such as sidewall trim, air outlet assemblies and cupholders, to highly complex systems, such as complete instrument panels and door panels. Presently, the Company's principal customers are various divisions of General Motors, Chrysler, Ford and Honda.

     The Company supplies components and systems for a diverse group of vehicle models manufactured by automotive OEMs. The Company currently manufactures components and systems included on approximately 50 models being produced for the 1994 model year and expects to manufacture components and systems to be included on approximately 50 models to be produced for the 1995 model year. Examples of models for which the Company supplies components or systems include the Chevrolet Lumina/Monte Carlo (automobile), the Chevrolet Blazer (light truck), the Chrysler Jeep Grand Cherokee (sport utility vehicle) and the Mercury Villager (mini-van). In 1994, light trucks, sport utility vehicles and mini-vans are expected to account for more than half of the Company's revenues.

     The Company is generally selected to supply a particular component two to four years in advance of production. Once selected, the Company usually supplies the component on a sole-source basis for the life of a vehicle model or until the component or system is redesigned. The Company has been selected as the sole-source supplier for certain components and systems on a diverse group of 1996, 1997 and 1998 model year vehicles. The Company is also on development teams to engineer and design various components for the 1997 Chevrolet Corsica, Beretta and Corvette, and the 1998 Buick Skylark, Oldsmobile Achieva, Pontiac Grand Am, General Motors "CK" Truck and Chrysler "LH" automobiles.

     In response to competitive pressures in the industry, automotive OEMs have established programs to shift the production of components and systems to external suppliers thus capitalizing on their lower overhead costs, greater flexibility and engineering expertise. Simultaneously, automotive OEMs are reducing their supplier base by (i) mandating that their external suppliers meet higher quality and cost standards and assume more responsibility for engineering the products they produce, and (ii) obtaining their entire supply of particular components and systems from single manufacturers or small groups of manufacturers. The Company believes that the outsourcing trend and the automotive OEMs' programs to reduce their supplier bases increase the opportunities available to the remaining external suppliers.

     The Company's primary business strategy is to pursue internal growth by capitalizing on favorable trends in the North American automotive industry by
(i) maintaining high product quality and superior levels of customer service and
(ii) optimizing profitability and operating efficiencies through the reduction of manufacturing costs and the maximization of plant utilization. In addition, the Company intends to expand its product line and increase sales of systems which, because of their inherently greater complexity and higher labor content produce higher profit margins. The Company may also consider the acquisition of other companies engaged in the Company's core business if attractive opportunities arise. There are, however, no negotiations for such acquisitions at present, and there can be no assurance that any acquisitions will be completed.

     The Company implements its strategy of maintaining high product quality and superior levels of customer service and reducing its manufacturing costs by applying a "lean manufacturing" philosophy and developing and expanding the Company's engineering and design capabilities. The primary element of this philosophy is the reduction of manufacturing costs through the elimination of waste and the involvement of all employees in continuously improving the Company's operations. As part of this philosophy, the Company has instituted a performance-based compensation system linked to individual plant profitability. Additionally, the Company has developed and expanded its engineering and design capabilities by adding engineers and increasing its use of engineering subcontractors, often working with its customers early in the design phase for a component or system and, in some cases, designing the component or system when bidding on a contract. The Company believes that the numerous quality awards it has received from its principal customers evidence the Company's historical success in implementing its business strategy by delivering the quality, service and price required by its customers.

BUSINESS HISTORY

     As a result of significant losses incurred in 1989, the Company established a plan to focus on its core business of automotive interior plastic-based components and systems and effected an operational Restructuring. By December 31, 1991 the Restructuring was substantially completed and included the following transactions:

          - Closure of the Pulsar Plastics London, Ontario operation in 1990.

          - Sale of plating operations in Peterborough and Whitby, Ontario in 1990.

          - Closure of automotive plastics facility in Ann Arbor, Michigan and consolidation of its operations with the Manchester, Michigan facility in 1990.

          - Closure of Mexican automotive harness assembly operation in 1990.

          - Divestiture of Automotive Electrical Division and a majority of The Defense Group in 1991. Such businesses have been accounted for as discontinued operations and, accordingly, their sales are not reflected in the Company's consolidated financial statements.

     These transactions affect the comparability of prior periods. For example, Pulsar Plastics and the Company's plating and automotive harness assembly operations accounted for $45.9 million and $9.9 million of sales in 1989 and 1990, respectively. During the Restructuring, the Company incurred significant losses.

     During the same period, the Company also completed a financial restructuring with its Lenders. See "Principal and Selling Shareholders -- Conversion."

     Since the completion of the Restructuring, the Company has positioned itself as a high-quality supplier of plastic-based components and systems used in the interior of automobiles, light trucks, sport utility vehicles and mini-vans. Revenues have grown from $86.0 million in 1991 to $148.3 million in 1993 and gross margins have improved from 14.0% to 22.0% over the same period. The losses incurred during the Restructuring constrained the Company's ability to bid on new business for 1994 and 1995. As a result, revenue growth for these years is expected to be lower than that achieved in previous years.

     The Company has seven automotive parts manufacturing facilities, of which four are in Michigan and three are in Ontario, Canada. The Company believes these facilities provide significant capacity for expansion of its core automotive interior plastics business without a proportional increase in investments in fixed assets. During 1993, the Company reopened a facility in Williamston, Michigan, which was substantially closed during 1992.

INDUSTRY OVERVIEW

     The Company markets its products primarily to automotive OEMs and automotive OEM suppliers in the North American automotive industry. The North American market for new automobiles, light trucks, sport utility vehicles and mini-vans is cyclical with demand strongly influenced by the overall strength of the North American economies. Over the past ten years, North American production has varied from a low of 10.8 million vehicles in 1991 to a high of 13.6 million vehicles in 1985. From the low in 1991, North American automotive production recovered to 13.2 million vehicles in 1993. Industry sources expect production to show continued gains and project 14.2 million vehicles in 1994 and 15.4 million vehicles in 1995. Within the automotive industry, certain trends have developed which will affect the future growth opportunities for automotive OEM suppliers such as the Company.

Increased outsourcing by automotive OEMs.

     Increasingly, automotive OEMs have shifted the procurement of components from internal divisions to external suppliers. This trend in outsourcing has developed because external suppliers generally have lower cost structures and shorter development lead times than captive suppliers. The Company believes outsourcing will benefit external suppliers by providing a major source of potential growth.

Consolidation of the automotive OEM supplier base.

     Because of ever increasing competition among the automotive OEMs, supplier standards are frequently upgraded. The automotive OEMs are requiring their suppliers to meet increasingly stringent standards for quality, cost and full-service capabilities, including design, engineering and product management support. The continuation of this trend has resulted in reducing the number of suppliers and has created opportunities for suppliers which can meet these increasingly stringent standards. The Company expects to take advantage of this trend through direct contracts with General Motors and Chrysler and through contracts with Ford's direct suppliers.

Increased consumer attention to interior styling.

     Consumers have become increasingly sensitive to vehicle passenger compartment styling. This styling includes the texture and esthetic appeal of a vehicle's interior components, including door handles and dashboards, as well as functional performance of elements such as cupholders and air outlets. Heightened attention to the design of these components has increased the need for automotive OEM suppliers to produce higher quality components with enhanced features and has created opportunities for suppliers, such as the Company, capable of providing components which appeal to consumers. In addition, as the exterior styling of vehicles is increasingly driven by the need to meet demanding engineering specifications for aerodynamic performance, product differentiation can be most easily achieved by enhancing interior comfort and styling.

Increased North American production by transplant automotive OEMs.

     The share of North American vehicle production provided by foreign automotive manufacturers has increased from 15.7% in 1990 to 17.1% in 1993, although the level in 1993 declined from the level in 1992. Increasingly, these transplants are under political and economic pressure to purchase a greater percentage of the parts content of their vehicle production from domestic suppliers. The Company currently supplies Honda with door panels used in the Honda Civic and Nissan with various components used in the Quest for their North American production requirements.

PRODUCTS

     The Company's products are used in the interior of vehicles and range from injection molded plastic components to highly complex systems. The Company's products include injection molded plastic components, such as sidewall trim, air outlet assemblies, cup holders, substrates and door panels, and compression molded plastic components, such as window trim and van engine covers which provide a structural protective cover for engines. The Company also manufactures padded products such as armrests and headrests. The Company intends to expand its product line and increase sales of systems which, because of their greater complexity and higher labor content, produce higher profit margins.

     The Company's primary products are illustrated below.

      [INSERT PICTURE OF CAR ILLUSTRATING COMPONENTS AND SYSTEMS PRODUCED]

     The Company manufactures products using a variety of processes, including injection molding, compression molding, rotocast molding, vacuum forming and polyurethane foaming. The Company also performs secondary operations such as hot stamping, heat staking and the application of paint, vinyl, carpet and other decorative components.

     The extensive manufacturing capabilities of the Company enable it to produce high-level systems, such as instrument panels and door panels. For door panels, the Company injection molds the plastic substrate, which serves as the foundation, manufactures and attaches the armrest and upper door panel, attaches vinyl, carpet, speaker grilles and electrical switches and applies paint or other decorative finishes where needed.

     The Company has engineering and design capabilities which permit it to work closely with its customers in the development of new components and systems and the redesign of existing components and systems. The Company has a number of patents pending covering products developed and designed internally.

CUSTOMERS

     The Company sells its products primarily to automotive OEMs. The Company's principal customers are various divisions of General Motors, Chrysler, Ford and Honda. The following table reflects the Company's net sales to each of its principal customers for the years ended December 31, 1993, 1992 and 1991. The loss or significant reduction of business with any of these customers could have a material adverse impact on the Company.

                                                               NET SALES
                                        --------------------------------------------------------
                                                        YEAR ENDED DECEMBER 31,
                                        --------------------------------------------------------
                  CUSTOMER               1993       %         1992       %        1991       %
        -----------------------------   ------    -----      ------    -----      -----    -----
                                                             (IN MILLIONS)
        General Motors...............   $ 51.3     34.6%     $ 45.2     40.6%     $56.2     65.4%
        Chrysler.....................     41.1     27.7        20.8     18.7        1.4      1.6
        Ford.........................     32.4     21.9        26.5     23.8       15.9     18.5
        Honda........................     14.4      9.7         8.4      7.6         .6      0.7
        Other........................      9.1      6.1        10.4      9.3       11.9     13.8
                                        ------    -----      ------    -----      -----    -----
          Total......................   $148.3    100.0%     $111.3    100.0%     $86.0    100.0%
                                        ------    -----      ------    -----      -----    -----
                                        ------    -----      ------    -----      -----    -----

     The Company is a supplier on a variety of automobile, light truck, sport utility vehicle and mini-van models. The following table lists the major models for which the Company currently produces components or systems:

          CUSTOMER                                  MODELS
- ----------------------------   ------------------------------------------------
General Motors..............   Buick:
                                 LeSabre, Regal, Silhouette, Skylark
                               Cadillac:
                                 DeVille/Concours, Eldorado, Seville
                               Chevrolet:
                                 Beretta, Camaro, Caprice, Cavalier, Corsica,
                                 Corvette, Lumina/Monte Carlo, Lumina APV
                               Oldsmobile:
                                 Achieva, Bravada, Eighty-eight
                               Pontiac:
                                 Bonneville, Grand Am, Sunbird, Trans Sport
                               GMC Truck:
                                 Blazer, "CK" Truck, Jimmy, Rally, Sport Van,
                                 Suburban, Vandura, Yukon
Chrysler....................   Dodge:
                                 Dakota
                               Jeep:
                                 Grand Cherokee
Ford........................   Ford:
                                 Crown Victoria, "F" Truck
                               Lincoln:
                                 Mark VIII
                               Mercury:
                                 Grand Marquis, Sable, Villager
Nissan......................   Nissan:
                                 Quest
Honda.......................   Honda:
                                 Civic.

     The Company has been selected as the sole-source supplier for certain components and systems on the 1996 Chevrolet Corsica, Beretta and Cavalier, Pontiac Grand Am, General Motors "M" vans (Astro and Safari) and full-size vans, Ford "F" Truck, and Honda Civic, the 1997 Chevrolet Lumina APV, Corsica and Beretta, Pontiac Trans Sport and Grand Prix, Buick Regal and Park Avenue, and Cadillac DeVille and Concours, and the 1998 Chrysler "LH" automobiles (the Chrysler New Yorker, LHS and Concorde, the Dodge Intrepid and the Eagle Vision). The Company is also on the development teams for the 1997 Chevrolet Corsica, Beretta and Corvette, and the 1998 Buick Skylark, Oldsmobile Achieva, Pontiac Grand Am, General Motors "CK" Truck and Chrysler "LH" automobiles.

     Products under development are assigned a target selling price primarily by the customer which is reevaluated from time to time during the product development cycle, primarily as a result of cost savings engineered by the supplier and engineering changes required by the customer. Prior to production, the Company and the customer generally agree on a final price, which, in some instances, may be subject to negotiated price reductions over the term of the project. Historically, the Company has been able to pass on to the customer a portion of increased raw material costs, although there can be no assurance that it will be able to continue to do so in the future.

     Each of the Company's principal customers has chosen the Company to be the exclusive supplier of various components and systems for certain models of automobiles, light trucks, sport utility vehicles and mini-vans. For example, the Company is the exclusive supplier of sidewall trim for the Chevrolet Lumina and Buick Regal sedan, instrument panels for the General Motors Rally/Vandura, hard sidewall trim for the Ford Crown Victoria, door panels for the Jeep Grand Cherokee and door panels for the Honda Civic manufactured in North America.

     The Company's business tends to reflect the seasonal business cycle of the domestic automotive industry. Normally, production declines during the model changeover period in the third quarter of each year. Production generally increases in the fourth quarter, with maximum production experienced during the first and second quarters.

     The domestic automotive market has been susceptible to long-term cycles, and sales volumes have fluctuated due to such factors as the general condition of the economy, inflationary expectations and interest rates on consumer credit.

     The Company believes that Ford and Chrysler are reducing the number of their direct suppliers, and that Ford has selected several suppliers to act as integrators of complete automobile interiors. The Company is in Chrysler's reduced supplier base for instrument panel components, but it is not part of Ford's group of integrators. As a result, the Company might find it more difficult to obtain future business from Ford. The Company is, however, supplying one of the Ford integrators, and it is attempting to obtain subcontracting work from other direct suppliers. The Company has allocated substantially all of its capacity currently being used for Ford components and interior systems to other projects when the Company's current Ford business expires. The Company believes that it has additional capacity for new business, including any business it may receive from Ford or its suppliers.

BUSINESS STRATEGY

     The Company's goal is to increase its sales of high-level interior systems supplied to the automotive OEMs as well as to other major automotive suppliers. To accomplish this goal, the Company follows a business strategy based upon the following elements:

  Maintain High Quality Reputation

     The Company believes the numerous quality awards it has received from its principal customers evidence the Company's historical success in implementing its business strategy by delivering the quality, service and price required by its customers. To date, certain of the Company's plants have received top quality awards from its customers, including the Chrysler "QE", Ford "Q1" and the General Motors "TFE" awards. In addition, the Company received General Motors' "Worldwide Supplier of the Year" award for both 1992 and 1993. This award was given to one of General Motors' decorative injection molded parts suppliers in each of the last two years in recognition of excellence in quality, service and price. The Company believes that there are over 100 General Motors decorative injection molded parts suppliers in North America.

  Lean Manufacturing Improvements

     The Company applies a "lean manufacturing" philosophy whereby it seeks to reduce manufacturing costs through the elimination of waste in its operations and to involve all employees in continuously improving its operations. As part of this philosophy, the Company has instituted a performance-based compensation system linked to individual plant profitability.

     The Company has shown improvements in several areas as a result of this "lean manufacturing" strategy. Inventory turns (annual cost of goods sold divided by the average of the beginning and ending inventory) have improved from
10.9 times in 1991 to 17.2 times in 1993, which has reduced the days of sales in inventory at December 31, 1993 to 23 days. Over the same period, the Company's ratio of sales to ending net property, plant and equipment has approximately doubled from 2.9 to 1.0 in 1991 to 5.7 to 1.0 in 1993. The Company believes that it has a significant amount of open capacity due, in part, to this elimination of waste and could approximately double its sales from the 1993 levels and further improve the ratio of sales to ending net property, plant and equipment to between 8.0 and 9.0 to 1.0.

     With these operating improvements and cost reductions, the Company achieved an operating return on assets for 1993 of 33.0% and a gross margin of 22.0%. The Company believes that it is positioned as a low cost producer of the products that it manufacturers.

  Provide Increased Engineering and Design

     Over the past several years, the automotive OEMs have increasingly relied upon their suppliers to provide engineering and design support early in the development cycle of a new vehicle. As a result, the Company has developed engineering and design capabilities which permit the Company to work closely with its customers in the development of new components and systems and the redesign of existing components and systems. The Company has a number of patents pending covering products developed and designed internally.

  Just-In-Time Delivery/Line Sequencing Advantage

     The Company works closely with its customers to reduce their inventory costs. For example, it has developed a "line sequencing" system in which engine covers, instrument panels and door panels are produced and sequenced for shipment in the same color sequence as the interiors of the customers' vehicles in which the engine covers, instrument panels and door panels will be installed. This reduces the customer's overhead costs by eliminating the need to store large quantities of components with various options and colors. The "line sequencing" system is a further development of the "just-in-time" system in which the Company integrates its delivery schedules with its customers so that components are delivered "just in time" for installation into the customers' products.

     The Company believes that its ability to produce and sequence products for its customers provides it with a cost advantage in bidding on certain contracts. For example, the Company has manufactured and sequenced over 1.6 million door panels under one contract for a customer without any quality or sequencing rejections, even though there are approximately 75 variations in the color and options relating to that program.

  Strategic Acquisitions in Core Business

     The Company may consider the acquisition of successful companies engaged in the Company's core business if the Company believes the acquisition will further its goal of increasing its market penetration through expanding its product line, manufacturing capabilities or customer base. While the Company believes such opportunities may become available as a result of the automotive OEMs reducing their supplier bases, there are no negotiations for such acquisitions at present and there can be no assurance that any acquisitions will be completed.

MARKETING

     The Company sells its products directly to its customers under written sales contracts which are obtained primarily through competitive bidding. The Company's marketing personnel maintain regular contact with its various customers' engineers and purchasing agents. The Company coordinates its marketing efforts through a sales office in Troy, Michigan, which employs full-time marketing representatives and also uses independent manufacturer's representatives.

     Suppliers are generally selected to produce components and systems two to four years in advance of commencement of production of a new or redesigned model. The Company typically receives a purchase order to supply a customer's entire requirement for a given product. The actual number of products sold by the Company under a purchase order is dependent upon the number of vehicles produced by the customer in which the product is incorporated. Accordingly, the Company is unable to state a firm order backlog.

     Historically, most customer purchase orders have provided for supplying the customer's requirements for a model year and may be canceled by the customer at any time, although it has been the Company's experience that such purchase orders are typically renewed until the product is redesigned or eliminated in a model change. In certain cases, customers will issue long-term purchase orders which provide for supplying the customer's requirements for the life of a component or system. Such purchase orders typically require annual price reductions which reflect the expected efficiency gains in the manufacturing process.

COMPETITION

     Automotive components and systems such as those produced by the Company are supplied by a large number of manufacturers. As result, manufacturers tend to have relatively small market shares, and the Company believes that no supplier or group of suppliers has a dominant position in the market for any of the Company's products. The Company's competitors include manufacturers having both greater and lesser size and financial resources than the Company. Certain manufacturing operations of automotive OEMs directly compete with the Company.

     In general, the Company competes on the basis of quality, price, customer service, design and engineering capability and reputation with the customer.

RAW MATERIALS

     The principal raw material used by the Company is plastic resins. The Company's principal suppliers of resins include The Dow Chemical Co., A. Schulman, Inc. and General Electric Corporation. The Company believes that it has adequate supplies of raw material available from reliable sources for the level of production presently anticipated.

PATENTS, TRADEMARKS AND LICENSES

     The Company has a number of patents pending, trademarks and a license. The Company believes that although its patents pending, trademarks and license have some value in the manufacturing and marketing of certain products, their loss would not have a material adverse effect on the Company's business.

EMPLOYEES

     The Company's continuing operations had 1,382 full-time employees as of January 31, 1994. These consisted of 111 salaried and 451 hourly personnel in the United States and 136 salaried and 684 hourly personnel in Canada. As of January 31, 1994, 1,119 of the Company's employees were represented by various labor unions under collective bargaining agreements expiring on various dates through October 1997. Certain of such agreements, covering an aggregate of 180 employees, expire prior to the end of 1994. There can be no assurance that such agreements will be successfully negotiated and renewed before they expire. The Company has not experienced a work stoppage and considers its employee relations to be good.

ENVIRONMENTAL

     Compliance with federal, state and local laws and regulations governing the discharge of material into the environment and noise levels is not expected to have a material effect upon the Company.

GENERAL NUCLEAR

     General Nuclear Corporation, a consolidated subsidiary of the Company located in Hempfield, Pennsylvania ("General Nuclear"), manufactures high-precision valves, valve components and specialized fasteners for the cooling systems of nuclear reactors used in United States Navy nuclear submarines and aircraft carriers. These products are machined and fabricated from stainless steel, iconel, monel, stellite, aluminum and other metals and metal alloys.

     General Nuclear has been accounted for as a discontinued operation since December 31, 1990, when the Company adopted a plan to dispose of General Nuclear. General Nuclear's revenues in 1993 were approximately $3.3 million, but such revenues are not included in the Company's net sales in its financial statements because General Nuclear is accounted for as a discontinued operation. General Nuclear is being held for sale by the Company.

PROPERTIES

     The manufacturing operations of the Company are conducted in the following facilities:

                                                                            BUILDING
                                                                              SIZE
                                                                          (APPROXIMATE    OWNED OR
                               LOCATION                                   SQUARE FEET)     LEASED
- -----------------------------------------------------------------------   ------------    --------
Continuing Operations
  Manchester, Michigan.................................................      158,000       Owned
  Homer, Michigan......................................................       71,000       Owned
  Ann Arbor, Michigan(1)...............................................       29,000       Owned
  Williamston, Michigan................................................       16,900       Owned
  Williamston, Michigan(2).............................................       30,400       Leased
  Gananoque, Ontario, Canada...........................................      200,000       Owned
  Stratford, Ontario, Canada...........................................       73,000       Owned
  Scarborough, Ontario, Canada(3)......................................      139,000       Leased
Discontinued Operations
  Hempfield, Pennsylvania(4)...........................................       14,000       Leased

- -------------------------
(1) Facility is no longer in operation and is held for sale.

(2) Lease expires in March 1995.

(3) Lease expires in April 2003.

(4) Lease expires in January 1997.

     Owned properties are subject to mortgages under Credit Agreements with its Lenders (see Note 5 of the Notes to Consolidated Financial Statements listed in the "Index to Financial Statements").

     The Company believes that all of its properties, machinery and equipment are well maintained and suitable and adequate for the business of the Company as presently conducted. The Company believes that it has a significant amount of open capacity due, in part, to the elimination of waste resulting from its "lean manufacturing" strategy and that it could approximately double its sales from the 1993 levels without a proportional increase in its property, plant and equipment.

LEGAL PROCEEDINGS

     In the opinion of management, the Company is not a party to any material pending legal proceedings.

FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT SALES

     Information regarding the Company's operations by geographic area is set forth in Note 12 of the Notes to Consolidated Financial Statements included elsewhere in this Prospectus.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information as of March 11, 1994 about the directors and executive officers of the Company.

  Directors

     RONALD T. LARIZZA, 54, has served as President and Chief Executive Officer of the Company since November 1982.

     EDWARD L. SAWYER, JR., 60, has served as Chairman of the Board of the Company since June 1987 and as Secretary of the Company since February 1991. Mr. Sawyer is also a consultant to the Company. Mr. Sawyer has also been an investor and a consultant for the past five years, including President of Edgewater Financial Group, an investment and consulting company, since October 1990.

     EDWARD W. WELLS, 41, has served as Vice President and Chief Operating Officer of the Company since November 1989 and as Assistant Secretary of the Company since June 1990. He joined the Company as Vice President of Finance/Operations in March 1987.

     CHARLES FAZIO, 67, has served as Chairman of the Board and Chief Executive Officer of Fazio & Associates, Inc., a manufacturers' representative for automobile parts companies, since 1980. Mr. Fazio served as President of the Automotive Products Group, and beginning in 1975 as Corporate Vice President of Operations of Rockwell International, Inc., an aerospace, aircraft, automotive and electronics manufacturing corporation, from 1971 until 1980.

     FRANK E. BLAZEY, JR. (Brig. Gen., Rtd.), 69, served in the United States Army from 1946 to 1975, attaining the rank of Brigadier General in 1970. From December 1988 to the present, Mr. Blazey has served as a training, personnel and special projects consultant to Conveyor Systems, Inc., a manufacturer of automated material handling machines for the glass, beverage and paper industries.

     ARTHUR L. WISELEY, 70, has served as an independent consultant from June 1987 to present. He served as Executive Director of Administration and Minority Supplier Development of General Motors from June 1982 until his retirement in June 1987.

     Each director of the Company has been elected to serve until the next annual meeting of shareholders of the Company and until his successor is elected and qualified, or until his death, resignation or removal. Mr. Larizza and Mr. Sawyer have been directors of the Company since November 1982, Mr. Blazey, Mr. Wiseley and Mr. Wells have been directors of the Company since July 1987 and Mr. Fazio has been a director of the Company since December 1990.

     The Company has agreed to nominate Mr. Larizza for election as a director of the Company at each Annual Meeting of Shareholders during the term of his employment agreement and until five years after termination if Mr. Larizza's employment with the Company is terminated other than as a result of his death or disability. In addition, Mr. Larizza's employment agreement requires him to be elected to the offices with the Company he currently holds. See "Executive Compensation -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements -- Employment Agreement."

     As described below under the caption "Description of Capital Stock -- Provisions with Possible Anti-Takeover Effect -- Classified Board", the Company's Articles of Incorporation establish the minimum number of directors at three and the maximum at fifteen, and, whenever there are nine or more directors, divide the Board of Directors into three classes (as nearly equal in number as possible). The Company proposes to add additional directors after its 1994 annual meeting of shareholders if qualified candidates can be found and consent to serve. If the size of the Board is increased to nine members, the Board will be classified and at the next annual meeting of shareholders of the Company, will be elected to staggered, three-year terms. Thus, directors would be serving staggered terms, with the term of one class expiring each year. The Company's Articles of Incorporation also provide for the removal of a director during his elected term only upon the vote of the holders of two-thirds of the voting power entitled to elect a successor to the director to be removed.

  Other Executive Officer

     TERENCE C. SEIKEL, 37, has served as Vice President of Finance of the Company since November 1990, as Treasurer of the Company since May 1992, as Assistant Secretary of the Company since June 1990 and as Chief Financial Officer of the Company since November 1989. He previously served as Director of Finance of the Company from June 1987 to November 1990.

     Each of the Company's executive officers serves until the next annual meeting of the Board of Directors and until his successor is elected and qualified or until his death, resignation or removal.

EXECUTIVE COMPENSATION

  Summary Compensation Table

     The following table sets forth information for each of the fiscal years ended December 31, 1993, 1992 and 1991 concerning the compensation of the Company's Chief Executive Officer and of each of the Company's other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                           ANNUAL COMPENSATION
                                                 ----------------------------------------
               NAME AND                                                    OTHER ANNUAL         ALL OTHER
          PRINCIPAL POSITION             YEAR    SALARY($)    BONUS($)    COMPENSATION($)    COMPENSATION($)
- --------------------------------------   -----   ---------    --------    ---------------    ---------------
Ronald T. Larizza, President..........   1993     430,000      60,000          21,221(1)          39,505(2)
Chief Executive Officer                  1992     430,000           0               0                  0
and Director                             1991     365,500           0               0                  0
Edward W. Wells, Vice.................   1993     200,000     100,000          10,237(1)          12,924(2)
President, Chief Operating               1992     200,000      50,000               0                  0
Officer and Director                     1991     200,000      25,000               0                  0
Terence C. Seikel, Vice...............   1993     150,000      60,000           6,116(1)           8,948(2)
President of Finance, Chief              1992     125,000      25,000               0                  0
Financial Officer and Treasurer          1991     100,000      25,000               0                  0

- -------------------------
(1) The amounts for 1993 represent the payments of amounts to Messrs. Larizza, Wells and Seikel to pay the taxes on (i) the income resulting from the Company's payment of insurance premiums on their behalf, as described in note (2) below, and (ii) the tax reimbursement payments.

(2) The amount shown for 1993 represents total amounts paid in insurance premiums for life insurance for Messrs. Larizza, Wells and Seikel in the fiscal year ended December 31, 1993 pursuant to split-dollar insurance arrangements between each of them and the Company.

  Compensation of Directors

     The Company compensates each director who is not an officer or employee of the Company or any of its subsidiaries in cash in the amount of $1,500 for attending each meeting of the Board of Directors and each meeting of any committee thereof which does not occur on the same day as a Board meeting. In addition, directors are reimbursed for any expenses incurred as a result of meetings of the Board or any committee thereof.

  Employment Contracts and Termination of Employment and Change-in-Control Arrangements


     Employment Agreement. The Company and Ronald T. Larizza have entered into an Employment Agreement dated as of April 21, 1994. Pursuant to the agreement, Mr. Larizza is employed as the President and Chief Executive Officer of the Company, reporting to the Company's Board of Directors, for a term of five years, unless earlier terminated as a result of Mr. Larizza's death or disability or by either party upon thirty days notice. The term will be automatically continuously renewed such that the remaining term of the agreement will always be five years, unless earlier terminated as described above.

     Mr. Larizza's annual salary under the agreement is $500,000, and such amount will be increased on January 1 each year during the term by the greater of five percent and an amount determined by the Company's Compensation Committee. Mr. Larizza will also receive a bonus each year in an amount equal to the greater of one percent of the Company's consolidated operating income or an amount determined by the Company's Compensation Committee. Mr. Larizza is entitled to various fringe benefits under the agreement to the extent applicable to other similar executive officers of the Company. In addition, the Company has also agreed to nominate, recommend and otherwise support Mr. Larizza for election as a director of the Company at each shareholders' meeting during the term of the agreement, and, if the agreement is terminated by the Company or Mr. Larizza, during the five years after such termination (the "Period").

     If Mr. Larizza's employment is terminated as a result of Mr. Larizza's death or disability, Mr. Larizza will be entitled to receive an amount equal to the lesser of five years of his then current salary or $1 less than three times his average annual salary and bonus over the prior five years (approximately $1,563,300 if such termination were to occur as of March 31, 1994), paid at the times it would have otherwise been paid or in a discounted lump sum, at Mr. Larizza's or his personal representative's discretion. If Mr. Larizza's employment is terminated by notice from the Company or if Mr. Larizza terminates his employment because the Company fails to comply with any term or provision of the agreement, Mr. Larizza will be entitled to receive an amount equal to $1 less than three times his average annual salary and bonus over the prior five years (approximately $1,563,300 if such termination were to occur as of March 31, 1994), paid at the times it would have otherwise been paid, or in a discounted lump sum, at Mr. Larizza's discretion. If Mr. Larizza's employment is terminated by Mr. Larizza other than as a result of the Company's failure to comply with any term or provision of the agreement, Mr. Larizza will not be entitled to receive any amount under the agreement as a result of such termination.

     Larizza Split-Dollar Agreement. The Company and Mr. Larizza have entered into an agreement dated as of April 22, 1993, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the three-year term of the agreement, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Mr. Larizza and the trust owning the policy as a result of the Company's payments under the agreement. Such payments will continue after the term of the agreement, at Mr. Larizza's request. Such payments will terminate if Mr. Larizza's employment is terminated for cause.

     During the term of the agreement, the Company has the right to recover the premiums it has paid from the cash surrender proceeds or the death or maturity benefit proceeds of the policies, if any. The Company's right to recover such premiums lapses on the third anniversary date of the agreement if Mr. Larizza provides substantial services to the Company until the earlier of (i) the third anniversary of the agreement, (ii) Mr. Larizza's incapacity, (iii) Mr. Larizza's involuntary termination of employment for a reason other than cause, or (iv) termination of Mr. Larizza's employment because the Company does not comply with any agreed upon terms or conditions of Mr. Larizza's employment. The Company will pay to Mr. Larizza and the trust owning the policy an amount sufficient to cover income taxes incurred as a result of such lapse and such payment.

     Wells and Seikel Split-Dollar Agreements. The Company has also entered into Split-Dollar Agreements, dated as of April 22, 1993 and effective as of January 29, 1993, with Messrs. Wells and Seikel, pursuant to which the Company will pay the premiums relating to specified life insurance policies. During the term of the agreements, the Company will pay each premium on the insurance policies and an amount necessary to pay the taxes incurred by Messrs. Wells and Seikel, respectively, as a result of the Company's payments under the agreements. The Company is entitled to receive $300,000 and $250,000 from the death proceeds of the policies if Mr. Wells or Mr. Seikel, respectively, dies while the agreement is in force. In addition, if the policies are surrendered during the term of the agreements, the Company would receive (i) 100% of the policy's surrender value, if the policy is surrendered within two years of the effective date of the agreement, (ii) 50% of the policy's surrender value, if the policy is surrendered before three years after the effective date of the agreement, (iii) 25% of the policy's surrender value, if the policy is surrendered before four years after the effective date of the agreement, and
(iv) none of the policy's surrender value, if the policy is surrendered at least four years after the effective date of the agreement.

     Either agreement will terminate on the earliest of (i) the termination of Mr. Wells' or Mr. Seikel's respective employment for cause, (ii) the date Mr. Wells' or Mr. Seikel's respective employment is voluntarily terminated by the employee, except after Mr. Larizza ceases to have a majority of the voting power in the election of the Company's directors or as a result of the employee's disability, (iii) the date of Mr. Wells' or Mr. Seikel's respective death, or
(iv) eleven years after the effective date of the agreement.

  Compensation Committee Interlocks and Insider Participation

     During the year ended December 31, 1993, Messrs. Blazey, Fazio and Wiseley served as the sole members of the Company's Compensation Committee. None of the members of the Compensation Committee was, during the year ended December 31, 1993, an officer or employee of the Company or any of its subsidiaries, or a former officer of the Company or any of its subsidiaries.

     Mr. Fazio has the following relationships with the Company. He is the Chairman of the Board and Chief Executive Officer of Fazio & Associates, Inc., a manufacturers' representative for automobile parts companies, which earned approximately $2,173,000, $1,380,000 and $674,000 from the Company as sales commissions in 1993, 1992 and 1991, respectively.

                              CERTAIN TRANSACTIONS

     Mr. Larizza and Mr. Sawyer, directors, executive officers and principal shareholders of the Company, have notes payable to the Company. These notes were originally given by Mr. Larizza and Mr. Sawyer when they were the sole shareholders of the Company to repay amounts advanced by the Company to Mr. Larizza, Mr. Sawyer and Trident Coatings, Inc. ("Trident"), a corporation wholly-owned by Mr. Larizza and Mr. Sawyer, at various times prior to the Company's 1987 initial public offering. The Company made these advances in order to induce Trident to continue to provide manufacturing services to a former subsidiary of the Company. During 1990 and 1991, the Company made certain non-interest bearing personal loans (the "Loans") to Mr. Larizza and Mr. Sawyer. During 1992, the Company made additional advances to Mr. Larizza and Mr. Sawyer, which totalled $70,106 and $35,158, to pay certain of their personal loan obligations.

     As of December 31, 1993, the Company, Mr. Larizza and Mr. Sawyer replaced the then existing notes with new notes (the "New Notes"). Mr. Larizza's and Mr. Sawyer's New Notes are in the principal amounts of $1,468,827 and $667,250, respectively, (the outstanding balances of their notes as of December 31, 1993, including the Loans and advances made to Mr. Larizza and Mr. Sawyer plus accrued interest through December 31, 1993), bear interest at 5.97% a year, and are payable in yearly installments of $143,455.66 and $65,168.19, respectively, from December 31, 1996 through December 31, 2005, with approximately $1,120,472 and $509,001, respectively, in balloon payments due December 31, 2006, assuming no prepayments. The maximum amount of indebtedness outstanding under the New Notes during 1993 was approximately $2,136,077. As of March 1, 1994, the aggregate amount outstanding under these New Notes was approximately $1,483,001 and $673,689 for Mr. Larizza and Mr. Sawyer, respectively.

     On April 25, 1989, Mr. Larizza and Mr. Sawyer made a $5,000,000 subordinated loan to the Company, evidenced by notes bearing interest payable quarterly at an annual rate of 14%. The proceeds of this loan were used to repay outstanding indebtedness to the Company's principal lenders. Pursuant to the formal acknowledgment and release which was executed by Mr. Larizza, Mr. Sawyer and the Company on December 31, 1990, these notes were extinguished effective as of December 31, 1989. This extinguishment has been recorded for financial accounting purposes as a capital contribution to the Company in 1990. No interest or principal payments were made on these notes prior to their extinguishment.

     Charles Fazio, a director of the Company, is the Chairman of the Board and Chief Executive Officer of Fazio & Associates, Inc., a manufacturers' representative for automobile parts companies, which earned approximately $2,173,000, $1,380,000 and $674,000 from the Company as sales commissions in 1993, 1992 and 1991, respectively.

                       PRINCIPAL AND SELLING SHAREHOLDERS

GENERAL

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock by (i) the Selling Shareholders, (ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) each director of the Company, (iv) each executive officer of the Company named in the Summary Compensation Table above (see "Business -- Executive Compensation -- Summary Compensation Table"), and
(v) all directors and executive officers as a group:

                                        NUMBER AND PERCENT        SHARES        NUMBER AND PERCENT
                                             OF SHARES          TO BE SOLD           OF SHARES
                                        BENEFICIALLY OWNED        IN THE        BENEFICIALLY OWNED
      NAME OF BENEFICIAL OWNER        BEFORE THE OFFERING(1)     OFFERING      AFTER THE OFFERING(1)
- ------------------------------------  -----------------------   ----------     ---------------------
Ronald T. Larizza(2)................  11,182,083(50.6%)(3)(4)            0           11,182,083(50.6%)
Internationale Nederlanden (U.S.)
  Capital Corporation(5)............   5,176,900(23.4%)(5)       5,176,900(5)                 0*
Oppenheimer & Co., Inc.(6)..........      47,243*(6)                47,243(6)                 0*
Oppenheimer Horizon Partners,
  L.P.(7)...........................   1,429,751(6.5%)(7)        1,429,751(7)                 0*
Oppenheimer Institutional Horizon
  Partners, L.P.(8).................   1,386,468(6.3%)(8)        1,386,468(8)                 0*
Oppenheimer International Horizon
  Fund, Ltd.(9).....................     139,981*(9)               139,981(9)                 0*
The & Trust(10).....................     102,697*(10)              102,697(10)                0*
Edward L. Sawyer, Jr.(11)...........   3,443,677(15.6%)(4)(12)           0            3,443,677(15.6%)
Edward W. Wells.....................     100,250*(13)                    0              100,250*
Terence C. Seikel...................     100,000*                        0              100,000*
Charles Fazio.......................     100,000*                        0              100,000*
Frank E. Blazey, Jr. ...............       3,300*(14)                    0                3,300*
Arthur L. Wiseley...................           0*                        0                    0*
All Directors and Executive Officers
  as a Group (7 Persons)............  11,485,633(52.0%)                  0           11,485,633(52.0%)

- -------------------------
  *  Indicates an amount less than 1%.

 (1) The percentages in the table are based on 22,088,107 shares of Common Stock outstanding as of March 11, 1994 (giving effect to the Conversion). See "Principal and Selling Shareholders -- Conversion." The percentages in the table assume that all shares sold in the offering are sold to third parties.

 (2) Business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

 (3) Includes 7,738,406 shares owned by a trust; Mr. Larizza has the power to vote these shares and to dispose of them.

 (4) Includes 3,443,677 shares held by a voting trust (the "Voting Trust") under the Voting Trust Agreement, dated as of December 20, 1991, among Mr. Larizza, Mr. Sawyer, The Alexander Sawyer Trust under an Irrevocable Trust Agreement dated July 21, 1987 (the "Alexander Sawyer Trust") and the Company. Mr. Sawyer and the Alexander Sawyer Trust contributed 3,243,677 and 200,000 shares, respectively, to the Voting Trust. Mr. Larizza has the sole right to vote the shares held in the Voting Trust and he must consent to any sale, transfer, pledge or other disposition of such shares. The Voting Trust expires December 31, 1998, and its business address is Larizza Industries, Inc., 201 West Big Beaver Road, Suite 1040, Troy, Michigan 48084.

 (5) Includes 5,176,900 shares that ING Capital acquired as a result of the Conversion. ING Capital is a wholly-owned subsidiary of Internationale Nederlanden (U.S.) Capital Holdings Corporation ("U.S. Holdings"), which is a wholly-owned subsidiary of Internationale Nederlanden Bank N.V. ("INB"), which is a wholly-owned subsidiary of Internationale Nederlanden Groep N.V. ("Groep"); all of the foregoing may be deemed the beneficial owner of the shares owned by ING Capital. ING Capital's and U.S. Holdings' business address is 135 East 57th Street, New York, New York 10022, INB's business address is De Amsterdamse Poort, 1102 MG, Amsterdam Zuid-Oost, The Netherlands, and Groep's business address is Princes Irenstraat 5 g 1077 Wv Amsterdam, The Netherlands. The foregoing information is based on a
     Schedule 13D Report, dated January 27, 1994, filed with the Commission by ING Capital.

 (6) Includes 47,243 shares that Oppenheimer acquired as a result of the Conversion. Oppenheimer, a Delaware corporation, is a wholly-owned subsidiary of Oppenheimer Holdings, Inc. ("Holdings"), which is a wholly-owned subsidiary of Oppenheimer Group, Inc. ("Group"), which is a wholly-owned subsidiary of Oppenheimer & Co., L.P. ("Oppenheimer L.P."), the partnership interests of which are owned by officers and employees of Oppenheimer; all of the foregoing may be deemed the beneficial owner of the shares owned by Oppenheimer. Oppenheimer disclaims beneficial ownership of shares held by its affiliates. Oppenheimer's, Holdings', Group's, Oppenheimer L.P.'s and Oppenheimer's officers' and employees' business address is Oppenheimer Tower, One World Financial Center, New York, New York 10281. The foregoing is based on information provided to the Company by Oppenheimer.

 (7) Includes 1,429,751 shares that Oppenheimer Horizon Partners, L.P., a Delaware limited partnership ("Horizon"), acquired as a result of the Conversion. Horizon is an investment partnership whose general partner is an affiliate of Oppenheimer. Horizon's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. Horizon disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on information provided to the Company by Oppenheimer.

 (8) Includes 1,386,468 shares that Oppenheimer Institutional Horizon Partners, L.P., a Delaware limited partnership ("Institutional"), acquired as a result of the Conversion. Institutional is an investment partnership whose general partner is an affiliate of Oppenheimer. Institutional's business address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. Institutional disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on information provided to the Company by Oppenheimer.

 (9) Includes 139,981 shares that Oppenheimer International Horizon Fund, Ltd., a British Virgin Islands corporation ("International"), acquired as a result of the Conversion. International's investment advisor is an affiliate of Oppenheimer. International's business address is c/o CITCO, CITCO Building, Wickhams Cay, P.O. Box 662, Road Town, Tortola, B.V.I. International disclaims beneficial ownership of shares held by its affiliates. The foregoing is based on information provided to the Company by Oppenheimer.

(10) Includes 102,697 shares that The & Trust, a charitable remainder trust (the "Trust"), acquired as a result of the Conversion. The Trust maintains a managed account at Oppenheimer, for which account Oppenheimer is the investment advisor. The Trust's account address is c/o Oppenheimer & Co., Inc., Oppenheimer Tower, One World Financial Center, New York, New York 10281. The Trust disclaims beneficial ownership of shares held by Oppenheimer and its affiliates. The foregoing is based on information provided to the Company by Oppenheimer.

(11) Business address is 1375 East 9th Street, Suite 2000, Cleveland, Ohio
     44114.

(12) Includes 3,243,677 shares owned by Mr. Sawyer directly and 200,000 shares owned by the Alexander Sawyer Trust. Mr. Sawyer has the power to approve or disapprove of any proposed transaction by the trustee of the Alexander Sawyer Trust. All of these shares have been transferred to the Voting Trust described in note (4).

(13) Includes 100,000 shares owned by Mr. Wells and his spouse as joint tenants for which voting and investment powers are shared, and 250 shares owned by Mr. Wells's wife.

(14) Includes 1,000 shares owned by Mr. Blazey and his spouse as joint tenants for which voting and investment powers are shared, and 2,000 shares owned by Mr. Blazey's wife.

     Each of the Company's directors and officers has agreed not to offer, sell or otherwise dispose of any shares of Common Stock for a period of 90 days after the date of this Prospectus without the prior written consent of the representatives of the Underwriters. See "Underwriting."

CONVERSION

  General

     Pursuant to the Credit Agreement, the Selling Shareholders converted $47,000,000 of principal and $9,254,000 of accrued interest under their Term Loans (the then outstanding principal and accrued interest with respect to such loans) into 8,283,040 shares of Common Stock on March 11, 1994. A copy of the Credit Agreement is an exhibit to the Registration Statement of which this Prospectus is a part.

  The Credit Agreement

     On December 23, 1991, the Company completed a financial restructuring with its Lenders. In the restructuring $8,821,000 of accrued interest was unconditionally forgiven, and the Company's outstanding debt to its Lenders after the restructuring consisted of (i) a $47,500,000 loan to Manchester Plastics, Ltd., and (ii) a $47,000,000 loan and a $6,000,000 revolving credit loan (the "Working Capital Loan") to the Company. The Term Loans and the Working Capital Loan are governed by the Credit Agreement. The Canadian Loan bears interest at 1 1/2% over the BTCo base rate and is payable over seven years, with a maximum of 25% of the principal payable in the first five years. Before the Conversion, the Term Loans accrued interest at 8.7% and required no payments of principal or interest for seven years. On March 11, 1994, the Term Loan was converted into 8,283,040 shares of Common Stock.

     Pursuant to the Credit Agreement, the Lenders or their permitted assignees had the option to convert any or all of the outstanding Term Loans, along with accrued interest, into an aggregate of 8,283,040 shares of Common Stock (the "Conversion Option"). Pursuant to the Credit Agreement, the number of shares issued upon exercise of the Conversion Option represents 37.5% of the Company's outstanding shares after such exercise. The Credit Agreement permitted any of the Lenders to assign all or any portion of their Term Loans. The Credit Agreement defines a "Holder" as any holder of Term Loans or of the Common Stock issued upon conversion of Term Loans, until such shares are transferred in specified circumstances. Thus, Holders can include assignees. Oppenheimer and ING Capital purchased the Term Loans of the original Lenders under the Credit Agreement at various times during 1992, 1993 and 1994 and exercised their Conversion Options on March 11, 1994.

  Financial Statement Effects

     The Conversion reduces long-term debt, accrued interest and deferred gain on debt restructure on the Company's balance sheet as of the date of the Conversion by $47,000,000, $9,254,000, and $3,323,000, respectively, and increased shareholders' equity by $59,577,000. The primary effect on the Company's income statement from the Conversion will be the elimination of the interest expense relating to the converted debt (approximately $4,174,000 in the year ended December 31, 1993), offset by the applicable portion of the amortization of the deferred gain on debt restructure (approximately $694,000 in the year ended December 31, 1993). The Conversion also increased the number of outstanding shares of the Common Stock.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The Company's Amended Articles of Incorporation (the "Articles"), provide for the authorization of capital stock consisting of 50,000,000 shares of Common Stock, of which 22,088,107 are issued and outstanding as of March 11, 1994, after the Conversion; and 10,000,000 shares of Preferred Stock ("Preferred Stock"), none of which has been issued.

COMMON STOCK

     Holders of Common Stock are entitled to one vote for each share held by them on all matters to be voted upon by the shareholders, to receive dividends out of funds legally available for distribution when and if declared by the Board of Directors, and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of liquidation, dissolution or winding-up of the Company, all subject to the prior rights of any Preferred Stock that is outstanding. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights, and Common Stock is not subject to redemption. Holders of the Common Stock do not have the right to cumulate their votes in any election of directors. The outstanding shares of Common Stock are fully paid and nonassessable.

     The transfer agent for the Common Stock is Society National Bank.

PREFERRED STOCK

     The Preferred Stock may be issued in connection with future acquisitions or other proper corporate purposes, at the discretion of the Board of Directors. There are no present plans or arrangements for the issuance of any Preferred Stock. The Board of Directors is authorized, without further shareholder authorization, to create and issue the Preferred Stock in one or more series and to establish the terms of series of Preferred Stock, including the designations, number of shares, and provisions relative to dividends and distributions, redemption, convertibility, liquidation rights and restrictions on the issuance of shares of the same series or any other class or series.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECT

     The Company believes that the retention by Mr. Larizza after the Conversion of approximately 50.6% of the voting power of the outstanding Common Stock (47.9% if the Underwriters' over-allotment option is exercised in full) will discourage or preclude any acquisition of control of the Company not favored by Mr. Larizza. In addition, certain provisions of the Articles may make the acquisition of control of the Company by a third party by means of a tender offer, proxy fight or otherwise more difficult. These provisions have the overall effect of making it more difficult to remove incumbent officers and directors. Such provisions might also limit opportunities for shareholder participation in certain types of transactions even though such transactions might be favored by a majority of the shareholders. The provisions of the Articles will not prevent a takeover that is approved by a majority of the members of the Continuing Directors (as defined below) of the Company. The Board of Directors and officers of the Company are not aware of any current effort to acquire control of the Company.

  Classified Board

     The Articles establish the minimum number of directors at three and the maximum at fifteen, and, whenever there are nine or more directors, divide the Board of Directors into three classes. The Board of Directors currently consists of six members. The Company proposes to add additional directors if qualified candidates can be found and consent to serve. If the size of the Board is increased to nine members, the Board will be classified and at the next annual meeting of shareholders of the Company, will be elected to staggered, three-year terms, with the term of one class expiring each year. The Articles also provide for the removal of a director during his elected term only upon the vote of the holders of two-thirds of the voting power entitled to elect a successor to the director to be removed.

     The classification provision applies to every election of directors whenever the Board has nine or more members and could make it more difficult to change the majority of the directors for business reasons unrelated to a change of control, such as director nonperformance. Vacancies, including vacancies caused by resignations of directors in connection with a change in control, may be filled only by the vote of a majority of the directors then in office, for the unexpired term of the vacant directorship.

  Approval of Stock Repurchases

     The Articles provide that any "Stock Repurchase" (as defined below) by the Company or any "Subsidiary" of its shares from any "Interested Shareholder" (as such terms are defined in the Articles) either (1) be approved by the affirmative vote of the holders of a majority of the then outstanding shares, excluding shares beneficially owned by such Interested Shareholder, or (2) be made as part of a tender or exchange offer by the Company or any Subsidiary to purchase shares made on the same terms to all holders and complying with the Exchange Act, and rules thereunder then in effect, or (3) be made pursuant to an open market purchase program by the Company or any Subsidiary approved by a majority of the "Continuing Directors" (as defined in the Articles) provided that such purchase is effected on the open market and is not the result of a privately negotiated transaction.

     An "Interested Shareholder" is defined as any person or group of persons which beneficially owns, alone or with its "Affiliates" or "Associates" (as defined in Rule 12b-2 under the Exchange Act), more than 20%, or which has beneficially owned more than 20% at any time within the two-year period immediately preceding the time in question, of the Company's outstanding voting power. However, the term "Interested Shareholder" does not include the Company, its Subsidiaries, Mr. Larizza, Mr. Sawyer, ING Capital and Oppenheimer, until their shares are sold in this offering, or any of their respective Affiliates and Associates or employee benefit plans (or trustees or fiduciaries thereof). Accordingly, this provision does not apply to a Stock Repurchase from such individuals or entities.

     A "Continuing Director" is a director of the Company who was a director on June 17, 1987, and a person who subsequently becomes a director if such person's appointment as a director or initial nomination for election or initial election as a director is recommended or approved by a majority of the Continuing Directors. Continuing Directors do not include an Interested Shareholder, an affiliate or associate of an Interested Shareholder, or any representative of the foregoing persons. The current directors of the Company are Continuing Directors.

     "Stock Repurchase" is defined to mean any repurchase, directly or indirectly, by the Company or any Subsidiary of any shares of the Company at a price greater than the then Fair Market Value for such shares. "Fair Market Value" is defined to mean the closing sale price (or, absent any sale price, the closing bid price) for the shares on the trading day immediately preceding the day in question, or, absent such closing price or with respect to property other than shares, the fair market value of the shares or other property determined in good faith by a majority of the Continuing Directors.

  Special Voting in Connection with Certain Business Transactions

     The Articles contain a provision that requires approval of holders of a majority of the then outstanding shares not held by an Interested Shareholder for certain Business Transactions (as defined below) involving the Company and the Interested Shareholder. The qualified majority voting requirements described above would not apply, however, if (i) the Business Transaction has been approved by the affirmative vote of a majority of the Continuing Directors, or
(ii) the transaction involves a Stock Repurchase governed by the provisions discussed above.

     The term "Business Transaction" is generally defined as (a) any merger or consolidation of the Company or any Subsidiary with an Interested Shareholder,
(b) any sale, lease or other disposition of all or any "Substantial Portion" (as defined in the Articles) of assets or securities of the Company or a Subsidiary, to or with an Interested Shareholder, (c) the issuance of any security of an Interested Shareholder in exchange for any security of the Company or any Subsidiary, (d) the issuance of any security of the Company or any Subsidiary to an Interested Shareholder, (e) any recapitalization of the Company, the effect of which would be to increase the voting power of an Interested Shareholder, (f) the adoption of any plan for liquidation or dissolution of the Company proposed by or on behalf of an Interested Shareholder, and (g) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (f).

     The Articles, however, require approval of a majority of the Company's voting power to approve a merger or consolidation or disposition of all or substantially all of the assets of the Company, or a "combination" or

"majority share acquisition" (as defined in Ohio Law), unless the transaction is a Business Transaction or Stock Repurchase prohibited by the provisions of the Articles discussed above. Moreover, the Articles provide that the Company will not be subject to the special notice and shareholder voting provisions of the Ohio control share acquisition statute.

  Amendments

     As permitted by applicable provisions of the Ohio corporation law, the Articles require the concurrence of the holders of shares representing at least 80% of the aggregate voting power of the Company for the amendment or repeal of, or the adoption of, those provisions relating to the approval of a Stock Repurchase or a Business Transaction and the number, classification and removal of directors. Any other provision contained in the Articles can be amended by the affirmative vote of a majority of the voting power of the Company.

  Takeover Statutes and Related Provisions

     Provisions of the Ohio General Corporation Law ("OGCL") affect business combinations and other transactions between specified Ohio corporations and certain of their shareholders. As described below, most of these statutory provisions do not appear to apply to the Company or the Company has opted out of coverage under these statutory provisions.

     The OGCL regulates "control bids" under Chapter 1707. Section 1707.01 defines a control bid as a purchase or offer to purchase any equity security of a subject company from a resident of Ohio if (i) after the purchase the offeror would directly or indirectly be the beneficial owner of more than 10 percent of any issued and outstanding class of equity security of the issuer, or (ii) the offeror is the subject company and there is a pending control bid by a person other than the issuer and the number of issued and outstanding shares would be reduced by more than 10 percent. Tender offers and invitations for tender control bids are subject to disclosure, equal treatment and fair price requirements under Section 1707.041 of the OGCL, and Section 1707.042 of the OGCL prohibits certain conduct in relation to control bids, such as making untrue statements or omissions, engaging in any practice or course of business which would operate as a fraud or deceit upon any offeree, or engaging in any manipulative act or practice.

     Section 1701.59 of the OGCL provides that in determining what a director reasonably believes to be in the best interests of the company, he or she may consider the interests of persons other than the shareholders.

INDEMNIFICATION

     The Articles of Incorporation provide that the Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or preceding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee or officer of another entity, to the full extent permitted or required by Ohio law as it then existed or as it may be amended (but, if amended, only to the extent the amendment broadens such indemnification rights).

     The OGCL provides that Ohio corporations may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another entity, against expenses actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     No indemnification may be made under the OGCL in an action by or in the right of the corporation in respect of (i) any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless the court determines that such person is fairly and reasonably entitled to indemnity, or (ii) any action in which the only liability asserted against a director is pursuant to a section of the OGCL which prohibits directors from voting for or assenting to specified loans, dividends, or distributions of assets ("Distribution Claim").

     Except when the only liability asserted is a Distribution Claim, an Ohio corporation is required to advance a director his expenses as they are incurred in advance of final disposition of the proceeding against him so long as the director agrees both to repay the corporation if it is proved by clear and convincing evidence that his act or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interest of the corporation, and to reasonably cooperate with the corporation concerning the proceeding. Otherwise, expenses may be advanced by the corporation as they are incurred as authorized by the directors in specific cases upon the receipt of an undertaking to repay such amount if it ultimately is determined that the director is not entitled to be indemnified by the corporation.

                                  UNDERWRITING

     The U.S. Underwriters named below, acting through PaineWebber Incorporated, McDonald & Company Securities, Inc. and Roney & Co., as Representatives (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in the U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") among the Selling Shareholders, the Company and the U.S. Underwriters, to purchase from the Selling Shareholders, and the Selling Shareholders have agreed to sell to the U.S. Underwriters, the number of shares of Common Stock set forth opposite their respective names below:

                                                                            NUMBER OF
                                                                            SHARES OF
                                  UNDERWRITER                              COMMON STOCK
        ----------------------------------------------------------------   ------------
        PaineWebber Incorporated........................................
        McDonald & Company Securities, Inc..............................
        Roney & Co......................................................
                                                                           ------------
        Total...........................................................     6,626,440
                                                                           ------------
                                                                           ------------

     In addition, the International Underwriters, acting through PaineWebber International (U.K.) Ltd. and McDonald & Company Securities, Inc. (the "Managers"), have severally agreed, subject to the terms and conditions set forth in the International Underwriting Agreement (the "International Underwriting Agreement") among the Selling Shareholders, the Company and the International Underwriters, to purchase 1,656,600 shares of Common Stock and to offer and sell such shares outside of the United States and Canada concurrently with the offering and sale of shares of Common Stock by the U.S. Underwriters. The U.S. Underwriting Agreement provides that the obligations of the U.S. Underwriters to purchase the shares of Common Stock listed above are subject to certain conditions. The U.S. Underwriting Agreement also provides that the U.S. Underwriters are committed to purchase all of the shares of Common Stock offered hereby, if any are purchased (without consideration of any shares that may be purchased through the Underwriters' over-allotment option). In general, the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Underwriting Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the International Underwriting Agreement and vice versa. The public offering price per share and the total underwriting discounts and commissions per share are identical under the U.S. Underwriting Agreement and the International Underwriting Agreement.

     The Company and the Selling Shareholders have been advised by the Representatives that the U.S. Underwriters propose to offer the shares of Common Stock to the public at the offering price set forth on the cover page of this Prospectus and to certain securities dealers at such price less a concession not
in excess of $       per share and that the U.S. Underwriters and such dealers
may reallow a concession not in excess of $       per share to other dealers,
including the U.S. Underwriters. After the shares of Common Stock are released for sale to the public, the public offering price and the concession and discount to dealers may be changed by the Representatives.

     Each U.S. Underwriter has agreed that, as part of the distribution of the shares of Common Stock, (a) it is not purchasing any shares of Common Stock for the account of anyone other than a United States Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute this Prospectus to any person outside the United States or to anyone other than a United States Person. Each International Underwriter has agreed that, as part of the distribution of shares of Common Stock, (a) it is not purchasing any shares of Common Stock for the account of any United States Person or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute this Prospectus to any person within the United States or Canada or to any United States Person or Canadian Person. The foregoing limitations do not apply to stabilization transactions or to certain other transactions specified in the Agreement Between described below. As used herein, "United States Person" means any individual who is resident in the United States, or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or any political subdivision thereof (other than a foreign branch of any United States Person), and includes any United States branch of a non-United States Person. "Canadian Person" means any individual who is resident in Canada, or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of Canada or any political subdivision thereof (other than a foreign branch of any Canadian Person), and includes any Canadian branch of a non-Canadian Person.

     The U.S. Underwriters and the International Underwriters have entered into an Agreement Between U.S. and International Underwriters (the "Agreement Between") that provides for the coordination of their activities. Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed upon. The per share price of any shares so sold shall be the public offering price, less an amount not greater than the per share amount of the concession to dealers set forth above. To the extent there are sales between the U.S. Underwriters and the International Underwriters, the number of shares of Common Stock initially available for sale by the U.S. Underwriters or by the International Underwriters may be more or less than the amount appearing on the cover page of this Prospectus.

     The Company has granted to the U.S. Underwriters an option , expiring at the close of business on the 30th day subsequent to the date of this Prospectus, to purchase up to an aggregate of 1,240,000 additional shares of Common Stock at the public offering price set forth on the cover page of this Prospectus, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option only to cover over-allotments, if any, incurred in the sale of the shares. To the extent that the option is exercised, each of the U.S. Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the percentage it is required to purchase of the total number of shares of Common Stock it was obligated to purchase under the U.S. Underwriting Agreement.

     The Company and the Selling Shareholders have agreed to indemnify the U.S. Underwriters and the International Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the U.S. Underwriters and the International Underwriters may be required to make in respect thereof.


     Pursuant to a Letter Agreement, dated February 9, 1994, the Company engaged
J. Jeffrey Brausch & Company to render specified financial services in exchange for $80,000, plus all direct out-of-pocket disbursements (which are not expected to exceed $11,000) incurred in connection with the provision of such services.


     The Company and its directors and officers have agreed not to offer, sell or otherwise dispose of any shares of Common Stock without the prior written consent of PaineWebber Incorporated for a period of 90 days after the date of this Prospectus.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock being sold in the offering is being passed upon for the Company by Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226-3583. Certain legal matters will be passed upon for the Underwriters by Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New York, New York 10022.

                                    EXPERTS

     The financial statements and schedules of Larizza Industries, Inc. as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for income taxes to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                         PAGE
                                                                                         -----
Independent Auditors' Report..........................................................     F-2
Consolidated Balance Sheets as of December 31, 1993 and 1992..........................     F-3
Consolidated Statements of Operations for the years ended December 31, 1993, 1992 and
  1991................................................................................     F-4
Consolidated Statements of Shareholders' Deficit for the years ended December 31,
  1993, 1992 and 1991.................................................................     F-5
Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1992 and
  1991................................................................................     F-6
Notes to Consolidated Financial Statements............................................     F-7

                          INDEPENDENT AUDITORS' REPORT

The Shareholders and Board of Directors
Larizza Industries, Inc.:

     We have audited the accompanying consolidated balance sheets of Larizza Industries, Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of operations, shareholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Larizza Industries, Inc. and subsidiaries at December 31, 1993 and 1992, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles.

     As discussed in notes 1 and 8 to the consolidated financial statements, the Company changed its method of accounting for income taxes for 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

                                          KPMG Peat Marwick
Detroit, Michigan
February 21, 1994

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1993 AND 1992
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                           1993         1992
                                                                         --------     --------
ASSETS (NOTE 5)
Current assets:
  Cash and cash equivalents............................................  $    559     $    489
  Accounts receivable, less allowance of $394 in 1993 and $210 in
     1992..............................................................    20,426       18,815
  Current installments of notes receivable from principal shareholders
     (note 10).........................................................        --          200
  Inventories (note 3).................................................     7,268        6,219
  Reimbursable tooling costs...........................................     2,178        1,001
  Net current assets of discontinued operations (note 2)...............     1,627        2,046
  Other current assets.................................................       625          607
                                                                         --------     --------
          Total current assets.........................................    32,683       29,377
                                                                         --------     --------
Net property, plant and equipment (note 4).............................    26,116       28,125
Notes receivable from principal shareholders, excluding current
  installments (note 10)...............................................     2,136        1,781
Goodwill and other intangibles, net (notes 1 and 9)....................     2,782        2,959
Net noncurrent assets of discontinued operations (note 2)..............       137          415
                                                                         --------     --------
                                                                         $ 63,854     $ 62,657
                                                                         --------     --------
                                                                         --------     --------
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Current installments of long-term debt and capitalized lease
     obligation (notes 5 and 6)........................................  $  4,679     $    342
  Accounts payable, trade..............................................    14,267       14,175
  Income taxes (note 8)................................................     1,008          350
  Accrued salaries and wages...........................................     1,469        1,376
  Accrued workers' compensation........................................       605        1,439
  Accrual for loss on sale of discontinued operations (note 2).........     2,118        2,004
  Other accrued expenses...............................................     4,258        3,727
                                                                         --------     --------
          Total current liabilities....................................    28,404       23,413
                                                                         --------     --------
Long-term debt, excluding current installments (note 5)................    81,460       99,075
Capitalized lease obligation, excluding current installments (note
  6)...................................................................       780        1,034
Deferred gain on debt restructure (note 5).............................     6,097        7,439
Income taxes payable (note 8)..........................................        --        1,046
Deferred income taxes (note 8).........................................     1,400           --
Accrued interest (note 5)..............................................     8,463        4,289
Accrued pension liability and other long-term liabilities (note 9).....     1,323        1,543
Shareholders' deficit (notes 5 and 13):
  Preferred stock, no par value; authorized 10,000,000 shares, no
     shares issued.....................................................        --           --
  Common stock, no par value; authorized 50,000,000 shares, issued
     13,805,067 shares.................................................    17,202       17,202
  Additional paid-in capital...........................................     5,551        5,551
  Accumulated deficit..................................................   (83,873)     (96,260)
  Foreign currency translation adjustment..............................    (2,953)      (1,675)
                                                                         --------     --------
          Total shareholders' deficit..................................   (64,073)     (75,182)
                                                                         --------     --------
Commitments and contingencies (notes 6 and 11)
                                                                         $ 63,854     $ 62,657
                                                                         --------     --------
                                                                         --------     --------

          See accompanying notes to consolidated financial statements.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                               1993         1992         1991
                                                             --------     --------     --------
Net sales..................................................  $148,257     $111,307     $ 85,951
Cost of goods sold.........................................   115,660       92,036       73,955
                                                             --------     --------     --------
          Gross profit.....................................    32,597       19,271       11,996
                                                             --------     --------     --------
Expenses:
  Selling expenses.........................................     3,543        2,757        2,118
  General and administrative expenses......................     7,957        8,178        6,143
  Nonrecurring operating expenses (note 7).................        --           --        4,033
                                                             --------     --------     --------
                                                               11,500       10,935       12,294
                                                             --------     --------     --------
          Operating income (loss)..........................    21,097        8,336         (298)
                                                             --------     --------     --------
Other income (expense):
  Interest income..........................................       219          165          406
  Interest expense.........................................    (6,520)      (7,128)     (10,185)
  Foreign exchange gain (loss).............................        32          303         (230)
  Financial restructuring costs (note 5)...................        --           --         (996)
  Other, net...............................................      (371)        (195)         (18)
                                                             --------     --------     --------
                                                               (6,640)      (6,855)     (11,023)
                                                             --------     --------     --------
Income (loss) from continuing operations before income tax
  provision and extraordinary gain.........................    14,457        1,481      (11,321)
Income tax provision (note 8)..............................     2,070           --        1,594
                                                             --------     --------     --------
Income (loss) from continuing operations before
  extraordinary
  gain.....................................................    12,387        1,481      (12,915)
Loss on disposal of discontinued operations (note 2).......        --           --       (3,900)
                                                             --------     --------     --------
Income (loss) before extraordinary gain....................    12,387        1,481      (16,815)
Extraordinary gain on extinguishment of debt (note 5)......        --          711           --
                                                             --------     --------     --------
          Net income (loss)................................  $ 12,387     $  2,192     $(16,815)
                                                             --------     --------     --------
                                                             --------     --------     --------
Income (loss) per common share:
Primary:
     Income (loss) from continuing operations before
       extraordinary gain..................................  $    .90     $    .11     $   (.94)
     Loss from discontinued operations.....................        --           --         (.28)
     Extraordinary gain....................................        --          .05           --
                                                             --------     --------     --------
          Net income (loss)................................  $    .90     $    .16     $  (1.22)
                                                             --------     --------     --------
                                                             --------     --------     --------
  Fully diluted:
     Income from continuing operations before extraordinary
       gain................................................  $    .72
     Loss from discontinued operations.....................        --
     Extraordinary gain....................................        --
                                                             --------
          Net income.......................................  $    .72
                                                             --------
                                                             --------
Weighted average number of shares of common stock
  outstanding:
  Primary..................................................    13,805       13,805       13,805
  Fully diluted............................................    22,088

          See accompanying notes to consolidated financial statements.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                                   FOREIGN
                                                      ADDITIONAL                   CURRENCY         TOTAL
                                            COMMON     PAID-IN     ACCUMULATED   TRANSLATION    SHAREHOLDERS'
                                             STOCK     CAPITAL       DEFICIT      ADJUSTMENT       DEFICIT
                                            -------   ----------   -----------   ------------   -------------
Balance at December 31, 1990..............  $17,202    $  5,551     $ (81,637)     $  1,049       $ (57,835)
Net loss..................................       --          --       (16,815)           --         (16,815)
Foreign currency translation adjustment...       --          --            --            34              34
                                            -------   ----------   -----------   ------------   -------------
Balance at December 31, 1991..............   17,202       5,551       (98,452)        1,083         (74,616)
Net income................................       --          --         2,192            --           2,192
Foreign currency translation adjustment...       --          --            --        (2,758)         (2,758)
                                            -------   ----------   -----------   ------------   -------------
Balance at December 31, 1992..............   17,202       5,551       (96,260)       (1,675)        (75,182)
Net income................................       --          --        12,387            --          12,387
Foreign currency translation adjustment...       --          --            --        (1,278)         (1,278)
                                            -------   ----------   -----------   ------------   -------------
Balance at December 31, 1993..............  $17,202    $  5,551     $ (83,873)     $ (2,953)      $ (64,073)
                                            -------   ----------   -----------   ------------   -------------
                                            -------   ----------   -----------   ------------   -------------

          See accompanying notes to consolidated financial statements.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                1993        1992         1991
                                                              --------     -------     --------
Cash flows from operating activities:
  Net income (loss).........................................  $ 12,387     $ 2,192     $(16,815)
  Adjustments to reconcile net income (loss) to cash
     provided by (used for) operating activities:
     Depreciation and amortization..........................     4,117       4,175        4,365
     Deferred income taxes..................................     1,400          --           --
     Loss on disposal of property, plant and equipment......       368          44           11
     Foreign exchange (gain) loss...........................       (32)       (303)         230
     Write-off of intangibles...............................        --          --        1,282
     Provision for operational restructuring................        --          --        2,500
     Provision for loss on sale of operation................        --          --          251
     Provision for loss on sale of discontinued operation...        --          --        3,900
     Amortization of deferred gain..........................    (1,342)     (1,382)          --
     Extraordinary gain on extinguishment of debt...........        --        (711)          --
     Increase in accrued interest...........................     4,174       4,186          103
  Changes in assets and liabilities, net of sales of
     businesses:
     Accounts receivable....................................    (1,414)     (8,769)      (3,768)
     Inventories............................................    (1,288)        (17)         974
     Prepaid expenses and other assets......................    (1,183)        305        3,682
     Accounts payable and accrued liabilities...............       854         433       (2,769)
                                                              --------     -------     --------
          Cash provided by (used for) operating
            activities......................................    18,041         153       (6,054)
                                                              --------     -------     --------
Cash flows from investing activities:
  Proceeds from sale of property, plant and equipment.......        --          53        1,869
  Proceeds from sale of discontinued operation, net of cash
     sold...................................................        --          --        6,660
  Capital expenditures......................................    (2,999)     (3,163)      (4,636)
  Loans to officers, net....................................      (155)       (246)        (283)
  Other, net................................................       (22)         74         (144)
                                                              --------     -------     --------
          Cash provided by (used for) investing
            activities......................................    (3,176)     (3,282)       3,466
                                                              --------     -------     --------
Cash flows from financing activities:
  Proceeds from issuance of debt............................        --       1,075        4,016
  Repayments of debt........................................   (13,489)       (660)      (1,490)
  Other, net................................................      (743)       (490)         927
                                                              --------     -------     --------
          Cash provided by (used for) financing
            activities......................................   (14,232)        (75)       3,453
                                                              --------     -------     --------
Effect of exchange rates on cash............................      (563)       (406)         (79)
                                                              --------     -------     --------
Net increase (decrease) in cash and cash equivalents........        70      (3,610)         786
Cash and cash equivalents at beginning of year..............       489       4,099        3,313
                                                              --------     -------     --------
Cash and cash equivalents at end of year....................  $    559     $   489     $  4,099
                                                              --------     -------     --------
                                                              --------     -------     --------
Supplemental cash flow disclosures:
  Interest paid.............................................  $  3,501     $ 4,071     $  9,656
  Income taxes paid.........................................     1,112         570           12
Supplemental schedule of noncash investing and financing
  activities:
  Conversion of short-term debt to long-term................  $     --     $    --     $ 98,500
  Deferred gain on debt restructure.........................        --          --        8,821
  Asset acquired and obligation incurred under capital
     lease..................................................        --       1,426           --

          See accompanying notes to consolidated financial statements.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1992 AND 1991

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Principles of Consolidation

     The consolidated financial statements include the accounts of Larizza Industries, Inc., and its wholly owned subsidiaries ("Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

  (b) Revenue Recognition

     Sales and related cost of sales are recognized upon the shipment of products.

  (c) Foreign Currency Translation

     The Company translates the foreign currency financial statements of its Canadian operations by translating balance sheet accounts at the exchange rate prevailing at year-end and income statement accounts at the average exchange rate for the year. Gains or losses resulting from translating foreign currency financial statements are recorded in a separate component of shareholders' deficit. Gains or losses resulting from foreign currency transactions are included in net earnings (losses).

  (d) Inventories

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

  (e) Property, Plant and Equipment

     Property, plant and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the shorter of the remaining lease terms or estimated useful lives of the improvements. Amortization of capitalized leases is included with depreciation expense. Property, plant and equipment held for sale are stated at their estimated net realizable value, and accordingly, are no longer depreciated.

  (f) Goodwill and Other Intangibles

     Goodwill represents the excess of purchase price over the fair value of net assets of acquired companies at the dates of acquisition. Goodwill is amortized on a straight-line basis over 30 years. Net goodwill was $1,486,000 and $1,609,000 at December 31, 1993 and 1992, respectively, and accumulated amortization was $408,000 and $344,000 at December 31, 1993 and 1992, respectively.

     Other intangibles represents an intangible asset recorded in conjunction with SFAS No. 87, Employers' Accounting for Pensions, as discussed in Note 9.

  (g) Income Taxes

     In February 1992, the Financial Accounting Standards Board issued SFAS No. 109, Accounting for Income Taxes. This statement is effective for fiscal years beginning after December 15, 1992, and was adopted by the Company in the first quarter of 1993. Prior to its adoption, the Company accounted for income taxes in conformity with SFAS No. 96, Accounting for Income Taxes. Statement 109 requires the asset and liability method of accounting for income taxes similar to the method required by Statement 96. Deferred income taxes continue to be recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax rates continues to be recognized in income in the period that includes the enactment date.

     Statement 109 requires that deferred tax assets be recognized for deductible temporary differences and operating loss and tax credit carryforwards if it is more likely than not that a tax benefit will be realized in future years. Statement 96, in contrast, limited the recognition of deferred tax assets to benefits that would offset deferred tax liabilities and benefits that could be realized through the recovery of income taxes paid in the current year and prior years.

     Deferred income taxes are recognized for income and expense items that are recorded for financial reporting purposes in a different period than for income tax purposes.

  (h) Income (Loss) Per Share of Common Stock

     Primary income (loss) per common share is calculated by dividing net income
(loss) by the weighted average number of common shares outstanding during the period.

     On a fully diluted basis, both net income (loss) and shares outstanding are adjusted to assume the conversion of the U.S. Loan of $47,000,000 plus accrued interest into 8,283,040 shares of common stock at the beginning of the period. To adjust net income for 1993, interest expense of $4,174,000 related to the U.S. Loan, less $694,000 of amortization of deferred gain on debt restructure, was added back into income. Such conversion was not dilutive during the years ended December 31, 1992 and 1991.

  (i) Cash and Cash Equivalents/Consolidated Statements of Cash Flows

     The Company considers highly liquid investments with a maturity at the time of purchase of three months or less to be cash equivalents.

  (j) Pensions and Post Retirement Benefit Plans

     The Company's Canadian subsidiary has two defined benefit pension plans covering certain of its Canadian salaried and hourly employees. Pension expense is determined pursuant to the provisions of SFAS No. 87, Employers' Accounting for Pensions. Benefits are based upon either employee years of service and compensation or stated dollar amounts per years of service. Contributions to the plans are based upon the recommendation of the Company's actuaries, and past service costs are funded over 15 years. Contributions are intended to provide not only for benefits for service to date, but also for those expected to be earned in the future.

     The Company does not currently provide medical benefits to retirees.

(2) DISCONTINUED OPERATIONS

     Effective December 31, 1990, the Company adopted a plan to divest its Defense Group and Automotive Electrical Division which have been accounted for as discontinued operations in the accompanying consolidated financial statements.

     On March 21, 1991, the Company sold the common stock of Technical Systems, Inc., which comprised the majority of the Defense Group. The net proceeds of approximately $4,500,000 were transferred to the Company's lenders in repayment of accrued interest.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(2) DISCONTINUED OPERATIONS -- (CONTINUED)

     On August 8, 1991, the Company sold the common stock of Beta Mfg. Co. and subsidiaries, which comprised the Automotive Electrical Division. The net proceeds of approximately $3,200,000 were transferred to the Company's lenders in repayment of accrued interest.

     The Company recorded a loss on the disposal of the Automotive Electrical Division and the Defense Group during 1991 of $3,900,000. The Company does not anticipate incurring any additional losses on the planned divestiture of the remaining Defense Group business which is held for sale at December 31, 1993. Net sales of the discontinued operations were $3,323,000, $3,860,000 and $18,462,000 in 1993, 1992 and 1991, respectively. No interest expense was allocated to discontinued operations.

     At December 31, 1993 and 1992, the composition of the net current and net noncurrent assets of the remaining discontinued operation is as follows:

                                                                         1993        1992
                                                                        -------     ------
                                                                        (IN THOUSANDS)
    Net current assets of discontinued operation:
      Current assets..................................................  $ 1,893     $2,425
      Current liabilities.............................................     (266)      (379)
                                                                        -------     ------
                                                                        $ 1,627     $2,046
                                                                        -------     ------
                                                                        -------     ------
    Net noncurrent assets of discontinued operation:
      Property and equipment, net.....................................  $   821     $1,005
      Noncurrent liabilities..........................................     (684)      (590)
                                                                        -------     ------
                                                                        $   137     $  415
                                                                        -------     ------
                                                                        -------     ------

(3) INVENTORIES

     The components of inventories are as follows:

                                                                         1993        1992
                                                                        -------     ------
                                                                        (IN THOUSANDS)
    Raw materials.....................................................  $ 4,428     $3,341
    Work in process...................................................    1,032      1,092
    Finished goods....................................................    1,808      1,786
                                                                        -------     ------
                                                                        $ 7,268     $6,219
                                                                        -------     ------
                                                                        -------     ------

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(4) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is comprised of:

                                                                        1993        1992
                                                                       -------     -------
                                                                       (IN THOUSANDS)
    Land.............................................................  $   332     $   337
    Buildings........................................................    9,724       9,564
    Machinery and equipment..........................................   33,962      33,010
    Furniture and fixtures...........................................    1,838       1,774
    Transportation equipment.........................................      741         722
    Leasehold improvements...........................................      142         147
    Construction in progress.........................................      239         132
                                                                       -------     -------
                                                                        46,978      45,686
    Less accumulated depreciation and amortization...................   20,862      17,561
                                                                       -------     -------
                                                                       $26,116     $28,125
                                                                       -------     -------
                                                                       -------     -------

     Included in property, plant and equipment is a building held for sale with a net book value of $400,000 in 1993 and 1992. During 1992, the building was written down an additional $122,000 to state it at its estimated net realizable value, and therefore, is no longer being depreciated.

     Included in property, plant and equipment in 1993 are assets under a capitalized lease obligation with a cost of $1,479,000 and accumulated amortization of $187,000.

(5) LONG-TERM DEBT AND FINANCIAL RESTRUCTURING

     Long-term debt is summarized as follows:

                                                                        1993        1992
                                                                       -------     -------
                                                                       (IN THOUSANDS)
    Term notes payable to banks, bearing interest at prime plus 1.5%,
      due in unequal annual installments through December 23, 1998...  $35,625     $47,143
    Term notes payable to banks, bearing interest at 8.7%, due
      December 23, 1998..............................................   47,000      47,000
    Working capital loan, bearing interest at prime plus 1.5%, due
      December 23, 1998..............................................    3,300       5,075
                                                                       -------     -------
                                                                        85,925      99,218
    Less current installments........................................    4,465         143
                                                                       -------     -------
                                                                       $81,460     $99,075
                                                                       -------     -------
                                                                       -------     -------

     On December 23, 1991, the Company completed a financial restructuring with its Lenders. As part of the financial restructuring, the Company's outstanding debt of $98,500,000 was replaced by a $47,500,000 loan to the Company's Canadian subsidiary, Manchester Plastics, Ltd., (the "Canadian Loan"), a $47,000,000 loan to Larizza Industries, Inc. (the "U.S. Loan") and a $4,000,000 working capital loan to Larizza Industries, Inc. (the "Working Capital Loan") under a $6,000,000 working capital facility.

     The Canadian Loan bears interest at 1.5% over the Bank's prime rate. Interest is payable monthly and principal is payable in unequal annual installments through December 23, 1998. This loan is secured by all of the Company's assets, including the stock of its subsidiaries, and is guaranteed by Larizza Industries, Inc. and

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(5) LONG-TERM DEBT AND FINANCIAL RESTRUCTURING -- (CONTINUED)

its other subsidiaries. During 1993, the Company made principal payments on its Canadian Loan of $11,518,000.

     The U.S. Loan accrues interest at 8.7% and requires no payments of principal or interest until December 23, 1998, at which time the full balance becomes due. At any time during the term of this loan, the Lenders have the option to convert this loan, along with accrued interest, into common stock of the Company which would represent 37.5% of the Company's common stock if all such loans were converted. The number of shares issuable is in proportion to the principal amount of the U.S. Loan converted. The U.S. Loan is secured by all of the Company's assets, including the stock of its subsidiaries, and is guaranteed by the Company's subsidiaries.

     One of the Lenders provides the Company with a working capital facility of $6,000,000, of which $3,300,000 was borrowed at December 31, 1993. The Working Capital Loan bears interest at 1.5% over the Bank's prime rate and requires the Company to pay a commitment fee of 0.25% per annum on the average unused amount of the facility. Both interest and the commitment fee are payable monthly. The working capital facility expires on December 23, 1998, and provides for a 30 day reduction in the maximum amount available for borrowing each year. During 1994, the Working Capital Loan is capped at $2,000,000 for a thirty day period selected by the Company. This provision was met March 1, 1994.

     The Canadian Loan, the U.S. Loan and the Working Capital Loan contain various covenants, the more restrictive of which include limits on the disposition of properties and on capital expenditures, maintenance of certain financial levels and ratios and restrictions on additional indebtedness and on the payment of dividends. The Company was in compliance with all such covenants at December 31, 1993, and expects to be in compliance throughout 1994.

     Accrued interest of $8,821,000 which was owed to the Lenders at the time of the restructuring on December 23, 1991 was unconditionally forgiven by the Lenders. This amount was recorded as a deferred gain on debt restructure and is being amortized and netted against interest expense over the seven-year term of the restructured loans. During 1993 and 1992, $1,342,000 and $1,382,000, respectively, of deferred gain on debt restructure was amortized and netted against interest expense.

     During 1992, the Company extinguished long-term debt in the amount of $906,000 for a cash payment of $195,000 resulting in a gain of $711,000 which is recorded as an extraordinary gain on the accompanying consolidated statement of operations.

     During 1991, the Company incurred financial restructuring costs of $996,000. These costs reflect legal and professional fees related to various amendments to the Credit Agreement, as well as the Company's financial restructuring.

     Aggregate principal payments due on long-term debt for the next five years are as follows: 1994 -- $4,465,000; 1995 -- $2,931,000; 1996 -- $3,800,000;
1997 -- $2,575,000; 1998 -- $72,154,000.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(6) LEASES

     The Company leases a portion of its operating facilities and equipment. Aggregate future minimum lease payments under all noncancelable leases of continuing operations at December 31, 1993, are as follows:

                                                                      CAPITAL      OPERATING
                                  YEAR                                LEASES        LEASES
    ----------------------------------------------------------------  -------     -----------
                                                                      (IN THOUSANDS)
    1994............................................................  $   315       $ 1,213
    1995............................................................      315           846
    1996............................................................      315           747
    1997............................................................      285           564
    1998............................................................       --           523
                                                                      -------     -----------
                                                                        1,230       $ 3,893
                                                                                  -----------
                                                                                  -----------
    Less amounts representing interest..............................      236
                                                                      -------
    Present value of minimum lease payments.........................      994
    Less current installments.......................................      214
                                                                      -------
    Long-term obligation............................................  $   780
                                                                      -------
                                                                      -------

     Rent expense for operating leases of continuing operations amounted to $1,305,000, $1,209,000 and $1,085,000 in 1993, 1992 and 1991, respectively.

(7) NONRECURRING OPERATING EXPENSES

     During 1991, the Company recorded nonrecurring operating expenses of $4,033,000. This amount represents items of expense which by their nature are considered operating expenses of the Company but do not relate directly to current ongoing business activities.

     Included in this amount was the write-off of intangibles of $1,282,000 related to the acquisition of PMP Incorporated; a provision for restructuring of $1,118,000 related to the closure of one of the two facilities in Williamston, Michigan; an adjustment to the provision for the loss on the shutdown of the Pulsar Plastics operation of $795,000; an adjustment to the provision for the closure of the automotive harness assembly operation of $393,000; miscellaneous restructuring costs of $194,000 and an adjustment to the loss provision related to the sale of the plating operation of $251,000.

(8) INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The statement requires the use of the asset and liability approach for financial accounting and reporting for income taxes. Financial statements for prior years have not been restated as the cumulative effect of the accounting change had no impact.

     Income (loss) from continuing operations before income tax provision and extraordinary gain is as follows:

                                                            1993        1992         1991
                                                           -------     -------     --------
                                                           (IN THOUSANDS)
    United States........................................  $(2,250)    $(2,037)    $(12,320)
    Canada...............................................   16,707       3,518          999
                                                           -------     -------     --------
                                                           $14,457     $ 1,481     $(11,321)
                                                           -------     -------     --------
                                                           -------     -------     --------

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(8) INCOME TAXES -- (CONTINUED)

     The income tax provision from continuing operations before extraordinary gain is summarized as follows:

                                                            1993        1992         1991
                                                           -------     -------     --------
                                                           (IN THOUSANDS)
    Current:
      United States......................................  $   184     $    --     $    300
      Canada.............................................      450          --        1,292
      State..............................................       36          --            2
                                                           -------     -------     --------
                                                               670          --        1,594
                                                           -------     -------     --------
    Deferred:
      United States......................................       --          --           --
      Canada.............................................    1,400          --           --
      State..............................................       --          --           --
                                                           -------     -------     --------
              Total......................................  $ 2,070     $    --     $  1,594
                                                           -------     -------     --------
                                                           -------     -------     --------

     A reconciliation between the provision for income taxes resulting from continuing operations before extraordinary gain and income taxes on such income calculated at the United States statutory rate of 35 percent for 1993 and 34 percent for 1992 and 1991 is as follows:

                                                            1993        1992         1991
                                                           -------     -------     --------
                                                           (IN THOUSANDS)
    Income tax at statutory rate.........................  $ 5,060     $   504     $ (3,849)
    Write-off of intangibles.............................       --          --          436
    Amortization of intangibles..........................     (712)         24           41
    Difference in tax rates of consolidated foreign
      subsidiaries.......................................      334         141           49
    Canadian and United States net operating loss
      carryforwards......................................   (6,387)       (663)       3,311
    Deemed dividend from Canadian subsidiary.............    3,510          --          340
    Canadian withholding taxes...........................       --          --        1,230
    Other................................................      265          (6)          36
                                                           -------     -------     --------
    Income tax at effective rate.........................  $ 2,070     $    --     $  1,594
                                                           -------     -------     --------
                                                           -------     -------     --------

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(8) INCOME TAXES -- (CONTINUED)

     The tax effected temporary differences and United States net operating loss carryforwards which give rise to deferred tax assets and liabilities at December 31, 1993 are summarized as follows:

                                                                           (IN THOUSANDS)
    Deferred tax assets:
      United States net operating loss carryforwards...................       $  2,550
      Interest forgiveness income......................................          2,073
      Accruals for discontinued operations.............................          1,012
      Miscellaneous reserves...........................................            435
      Other............................................................            391
                                                                           --------------
                                                                                 6,461
    Less valuation allowance...........................................          6,026
                                                                           --------------
                                                                                   435
    Deferred tax liability:
      Depreciation.....................................................         (1,835)
                                                                           --------------
      Net deferred tax liability.......................................       $ (1,400)
                                                                           --------------
                                                                           --------------

     A valuation allowance of $6,026,000 has been recognized to offset the deferred tax assets related to operations in the United States due to the uncertainty of realizing the benefit of the United States net operating loss carryforwards and deductible temporary differences in the future.

     At December 31, 1993, the Company has net operating loss carryforwards of $7,500,000 for United States income tax purposes, which expire from 2005 to 2008. Net operating loss carryforwards for Canadian tax purposes of $9,400,000 at December 31, 1992, were fully utilized in 1993 to reduce Canadian taxable income. United States branch operations of the Company's Canadian subsidiary have net operating loss carryforwards of $1,400,000 at December 31, 1993, which expire in 2007 and 2008. In addition, the Company has capital loss carryforwards for United States tax purposes of $16,400,000 which expire in 1997.

(9) EMPLOYEE PENSION PLANS

     The Company's Canadian subsidiary has two defined benefit pension plans covering certain of its Canadian salaried and hourly employees. In accordance with SFAS No. 87, Employers' Accounting for Pensions, the Company recorded a minimum pension liability of $1,296,000 and $1,350,000 at December 31, 1993 and 1992, respectively. This liability represents the excess of unfunded accumulated benefit obligations over accrued pension cost. The minimum liability was offset by an intangible asset which is amortized on a straight line basis over 16 years. There was no effect on net income.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(9) EMPLOYEE PENSION PLANS -- (CONTINUED)

     The following table sets forth the plans' funded status and amounts recognized in the Company's consolidated balance sheet at December 31, 1993 and 1992:

                                                                        1993        1992
                                                                       -------     -------
                                                                       (IN THOUSANDS)
    Actuarial present value of benefit obligations:
      Accumulated benefit obligation, including vested benefits of
         $4,053 in 1993 and $3,576 in 1992...........................  $ 4,053     $ 3,610
                                                                       -------     -------
                                                                       -------     -------
    Projected benefit obligation.....................................   (4,053)     (3,610)
    Fair value of plan assets........................................    2,995       2,452
                                                                       -------     -------
    Excess of projected benefit obligation over plan assets..........   (1,058)     (1,158)
    Unamortized initial net liability................................    1,235       1,319
    Other............................................................       60          32
                                                                       -------     -------
    Prepaid pension costs............................................  $   237     $   193
                                                                       -------     -------
                                                                       -------     -------

     Net periodic pension costs for the years ended December 31, 1993 and 1992, are:

                                                                          1993      1992
                                                                          -----     -----
                                                                          (IN THOUSANDS)
      Service cost......................................................  $ 158     $ 107
      Interest cost.....................................................    293       266
      Actual return on plan assets......................................   (217)     (206)
      Net amortization and deferral.....................................    108        90
                                                                          -----     -----
                                                                          $ 342     $ 257
                                                                          -----     -----
                                                                          -----     -----
    Assumptions:
      Discount rate.....................................................   7.5%      7.5%
      Average wage increase.............................................   6.5%      6.5%
      Long-term rate of return on plan assets...........................   8.5%      8.5%

(10) RELATED PARTY TRANSACTIONS

     Notes receivable from principal shareholders include $2,136,000 and $1,981,000 of interest-bearing notes due from principal shareholders at December 31, 1993 and 1992, respectively. During 1993, notes receivable from principal shareholders were replaced with new notes. These new notes bear interest at 5.97% and are payable in annual installments beginning in 1996.

     Interest charged by the Company to principal shareholders was $155,000, $141,000 and $103,000 in 1993, 1992 and 1991, respectively. Amounts charged to the Company by a certain director of the Company for sales commissions were $2,173,000, $1,380,000 and $674,000 during 1993, 1992 and 1991, respectively.

(11) LITIGATION

     The Company and its consolidated subsidiaries have various pending lawsuits and claims. In the opinion of management, the ultimate liabilities resulting from such lawsuits and claims will not materially affect the consolidated financial position of the Company.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(12) SEGMENT AND GEOGRAPHIC INFORMATION

     The Company operates in the automotive industry, where it manufactures, assembles and markets plastic based components and component assemblies used in the interiors of automobiles, light trucks, sport utility vehicles and mini-vans.

     Net sales from continuing operations to major customers are as follows:

                                                            1993         1992        1991
                                                          --------     --------     -------
                                                          (IN THOUSANDS)
    General Motors Corporation..........................  $ 51,300     $ 45,200     $56,200
    Chrysler Corporation................................    41,100       20,800       1,400
    Ford Motor Company..................................    32,400       26,500      15,900
    Honda Motor Company.................................    14,400        8,400         600

     Information about the Company's operations by geographic area is as follows:

                                                            1993         1992        1991
                                                          --------     --------     -------
                                                          (IN THOUSANDS)
    Net sales from continuing operations:
      United States.....................................  $ 53,672     $ 34,978     $17,817
      Canada............................................    94,585       76,329      68,134
                                                          --------     --------     -------
      Consolidated......................................  $148,257     $111,307     $85,951
                                                          --------     --------     -------
                                                          --------     --------     -------
    Operating income (loss) from continuing operations:
      United States.....................................  $  8,106     $  1,473     $(3,089)
      Canada............................................    18,746       11,814       6,741
      General corporate expenses........................    (5,755)      (4,951)     (3,950)
                                                          --------     --------     -------
      Consolidated......................................  $ 21,097     $  8,336     $  (298)
                                                          --------     --------     -------
                                                          --------     --------     -------
    Identifiable assets:
      United States.....................................  $ 28,557     $ 26,210     $19,308
      Canada............................................    36,441       32,992      37,468
      Corporate assets..................................    (1,144)       3,455       3,374
                                                          --------     --------     -------
      Consolidated......................................  $ 63,854     $ 62,657     $60,150
                                                          --------     --------     -------
                                                          --------     --------     -------


     The Company holds some degree of credit risk due to the concentration of trade accounts receivable due from major customers. Receivables from these customers at December 31, 1993 and 1992 approximate the same percent of total receivables as aggregate sales to these customers bear to total sales. Transfers between geographic areas and export sales are immaterial. Identifiable assets are those used in the operation of each geographic area. Corporate assets consist primarily of cash (or overdrafts offset by positive cash balances of Manchester Plastics under the Company's cash management plan), prepaid expenses, transportation equipment and notes receivable from officers.


(13) STOCK INCENTIVE PLAN

     The 1987 Stock Incentive Plan authorizes the granting of incentive and nonqualified stock options, stock appreciation rights and restricted shares of common stock. Participation in the Plan is limited to employees, including officers and directors of the Company. Under the Plan, a maximum of 200,000 shares of common stock may be made the subject of options, stock appreciation rights or restricted stock grants.

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1993, 1992 AND 1991  -- (CONTINUED)

(13) STOCK INCENTIVE PLAN -- (CONTINUED)

     The per share purchase price of the common stock under options is determined by the Compensation Committee and, in the case of incentive stock options, must be at least 100% (110% in the case of 10% shareholders) of the fair market value of one share of common stock on the date of grant of such option. Stock appreciation rights may either be granted independently or in conjunction with the grant of a stock option. Each stock option or appreciation right shall be exercisable at any such time as may be determined by the Compensation Committee at the time of grant. Each option and appreciation right shall expire not more than ten years from the date of grant.

     Under the Plan, the Compensation Committee may also grant shares of restricted stock to participants. The Compensation Committee shall establish the restricted period at the time the shares are awarded. The shares of restricted stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period.

     On December 31, 1993, no options were outstanding and 200,000 shares were available for grant.

(14) QUARTERLY DATA (UNAUDITED)

     Summarized quarterly financial data for 1993 and 1992 are as follows:

                                                            QUARTER
                                          -------------------------------------------
                                           FIRST      SECOND       THIRD      FOURTH        YEAR
                                          -------     -------     -------     -------     --------
                                          (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
1993
Net sales...............................  $39,615     $39,390     $31,144     $38,108     $148,257
Gross profit............................    8,942       9,183       5,767       8,705       32,597
Net income..............................    4,174       4,749       1,561       1,903       12,387
Net income per common share:
  Primary...............................      .30         .34         .11         .14          .90
  Fully diluted.........................      .23         .25         N/A         .13          .72
1992
Net sales...............................  $24,268     $28,669     $25,394     $32,976     $111,307
Gross profit............................    3,612       5,112       4,024       6,523       19,271
Income (loss) from continuing operations
  before extraordinary gain.............     (547)        501         188       1,339        1,481
Extraordinary gain......................      711          --          --          --          711
     Net income.........................      164         501         188       1,339        2,192
Net income (loss) per common share:
  Income (loss) from continuing
     operations before extraordinary
     gain...............................     (.04)        .04         .01         .10          .11
  Extraordinary gain....................      .05          --          --          --          .05
     Net income.........................      .01         .04         .01         .10          .16

 __________________
|                  |
|     [LOGO]       |
|                  |
|                  |
|                  |
|                  |                                  ________________________
|                  |                                 |                        |
|                  |                                 |                        |
|                  |      Creative Concepts          |                        |
|                  |      ___________________________|______                  |
|                  |     |                                  |                 |
|                  |     |                                  |                 |
|                  |     |                                  |_________________|
|                  |     |                                  |
|                  |     |                                  |
|                  |     |                                  |
|                  |     |                                  |
|                  |     |                                  |
|                  |     |                                  |
|                  |     |                               ___|_____________
|   _______________|_____|____                          |                 |___
|  |                          |                         |                 |   |
|__|                          |_________________________|                 |   |
   |                          |                    |    |                 |   |
   |                          |                    |    |                 |   |
   |                          |                    |    |_________________|   |
   |                          |                    |     Competitive Design   |
   |                          |                    |                          |
   |                          |                    |                          |
   |__________________________|                    |                          |
                                                   |                          |
                                            _______|___________________       |
                                           |                           |      |
                                           |                           |      |
Our seven U.S. and Canadian facilities     |                           |      |
utilize the latest technology in           |                           |      |
sophisticated design, a wide variety       |                           |      |
of processing capabilities and in-line     |                           |      |
sequence manufacturing to provide our      |                           |      |
customers with complete "interior          |                           |      |
systems".                                  |                           |      |
                                           |                           |      |
We focus on the continuous improvement     |                           |      |
of our product quality and cost and in     |                           |      |
providing service beyond expectations.     |                           |      |
                                           |                           |      |
               ______________________      |                           |      |
              |                      |     |                           |      |
              |                      |     |                           |      |
              |                      |     |                           |      |
 _____________|                      |     |                           |      |
|             |______________________|     |                           |      |
|                  | Employee Involvement  |                           |      |
|                  |                       |                           |      |
|                  |                       |                           |      |
|                  |                       |___________________________|      |
|                  |                               |                          |
|__________________|                               |                          |
                                                   |                          |
                                                   |                          |
                                                   |                          |
                                                   |__________________________|



                                (PHOTOGRAPHS)
                               (SEE APPENDIX A)

           ---------------------------------------------------------
           ---------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE UNDERWRITERS OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Available Information...................     2
Prospectus Summary......................     3
Investment Considerations...............     6
The Company.............................     7
Use of Proceeds.........................     8
Price Range of Common Stock and Dividend
  Policy................................     8
Capitalization..........................     9
Selected Consolidated Financial Data....    10
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................    12
Business................................    15
Management..............................    24
Certain Transactions....................    27
Principal and Selling Shareholders......    28
Description of Capital Stock............    30
Underwriting............................    35
Legal Matters...........................    36
Experts.................................    36
Index to Consolidated Financial
  Statements............................   F-1

           ---------------------------------------------------------
           ---------------------------------------------------------

           ---------------------------------------------------------
           ---------------------------------------------------------
                                8,283,040 SHARES
                                     [LOGO]

                            LARIZZA INDUSTRIES, INC.
                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                            PAINEWEBBER INCORPORATED

                               MCDONALD & COMPANY
                                SECURITIES, INC.

                                  RONEY & CO.

                            ------------------------

                                          , 1994

           ---------------------------------------------------------
           ---------------------------------------------------------

        INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE
UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                                [ALTERNATE PAGE]

                             SUBJECT TO COMPLETION

                    PRELIMINARY PROSPECTUS DATED MAY 2, 1994


                                8,283,040 SHARES
[LOGO]

                            LARIZZA INDUSTRIES, INC.

                                  COMMON STOCK
                            ------------------------

     The 8,283,040 shares of the Company's Common Stock, no par value (the "Common Stock"), offered hereby are being sold by the Selling Shareholders. See "Principal and Selling Shareholders." The Company will not receive any of the proceeds from the sale of shares by the Selling Shareholders. Of the 8,283,040 shares of Common Stock offered, 1,656,600 shares are being offered hereby in an international offering outside the United States and Canada (the "International Shares") and 6,626,440 shares are being offered in a concurrent offering in the United States. The price to the public and aggregate underwriting discounts and commissions per share will be identical for both offerings. See "Underwriting."


     The Common Stock is quoted on the American Stock Exchange under the symbol "LII." On April 29, 1994 the last sale price of the Common Stock as reported by the American Stock Exchange was $6.00 per share. See "Price Range of Common Stock and Dividend Policy."


     SEE "INVESTMENT CONSIDERATIONS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
       ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
        ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------
                                                  UNDERWRITING        PROCEEDS
                                  PRICE TO         DISCOUNTS         TO SELLING       PROCEEDS TO
                                   PUBLIC      AND COMMISSIONS(1)  SHAREHOLDERS(2)     COMPANY(2)
- -----------------------------------------------------------------------------------------------------
Per Share....................         $                $                 $               $ -0-
- -----------------------------------------------------------------------------------------------------
Total(3).....................         $                $                 $               $ -0-
- -----------------------------------------------------------------------------------------------------
Total Assuming Full Exercise
  of Over-Allotment
  Option(3)..................         $                $                 $                 $
- -----------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------

(1) See "Underwriting."

(2) Before deducting expenses estimated at $575,000, which are payable by the Selling Shareholders, unless aggregate expenses exceed $475,000, in which case, the Company and the Selling Shareholders will each pay 50% of the excess.

(3) Assuming exercise in full of the 30-day option granted by the Company to the U.S. Underwriters to purchase up to 1,240,000 additional shares, on the same terms, solely to cover over-allotments. See "Underwriting."

                            ------------------------

     The International Shares are offered by the International Underwriters, subject to prior sale, when, as and if delivered to and accepted by the International Underwriters, and subject to their right to reject orders in whole or in part. It is expected that delivery of the Common Stock will be made in New
York City on or about              , 1994.

                            ------------------------

PAINEWEBBER INTERNATIONAL                             MCDONALD & COMPANY
                                                       SECURITIES, INC.

                            ------------------------

               THE DATE OF THIS PROSPECTUS IS              , 1994

                                [ALTERNATE PAGE]

     THE INTERNATIONAL SHARES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR CANADA OR TO ANY PERSON WHO IS A U.S. OR CANADIAN PERSON, AS PART OF THE DISTRIBUTION OF THE INTERNATIONAL SHARES. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT OF 1986 AND THE COMPANIES ACT 1985 WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN RELATION TO THE COMMON STOCK, IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. FOR A DESCRIPTION OF THESE AND OTHER RESTRICTIONS ON THE OFFERING AND SALE OF THE SHARES, SEE "UNDERWRITING."

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                         ------------------------------

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the American Stock Exchange. Reports, proxy and information statements and other information concerning the Company can be inspected at such exchange.

     This Prospectus, which constitutes part of a Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), by the Company (together with any amendments thereto, the "Registration Statement"), omits certain of the information contained in the Registration Statement. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock offered by this Prospectus. Statements contained in this Prospectus concerning provisions of any contract or other document referred to in this Prospectus are summaries of such documents, are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the Registration Statement or such other document, and each such statement is qualified in its entirety by such reference. Copies of such material, including the complete Registration Statement and the exhibits, can be inspected, without charge at the offices of the Commission, or obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                [ALTERNATE PAGE]

                                  UNDERWRITING

     The International Underwriters named below, acting through PaineWebber International (U.K.) Ltd. and McDonald & Company Securities, Inc., as Managers (the "Managers"), have severally agreed, subject to the terms and conditions set forth in the International Underwriting Agreement (the "International Underwriting Agreement") among the Selling Shareholders, the Company and the International Underwriters, to purchase from the Selling Shareholders, and the Selling Shareholders have agreed to sell to the International Underwriters, the number of shares of Common Stock set forth opposite their respective names below:

                                                                            NUMBER OF
                                                                            SHARES OF
                                  UNDERWRITER                              COMMON STOCK
        ----------------------------------------------------------------   ------------
        PaineWebber International (U.K.) Ltd............................
        McDonald & Company Securities, Inc..............................
                                                                           ------------
        Total...........................................................     1,656,600
                                                                           ------------
                                                                           ------------

     In addition, the U.S. Underwriters, acting through PaineWebber Incorporated, McDonald & Company Securities, Inc. and Roney & Co. (the "Representatives"), have severally agreed, subject to the terms and conditions set forth in the U.S. Underwriting Agreement (the "U.S. Underwriting Agreement") among the Selling Shareholders, the Company and the U.S. Underwriters, to purchase 6,626,440 shares of Common Stock and to offer and sell such shares within the United States concurrently with the offering and sale of shares of Common Stock by the International Underwriters. The International Underwriting Agreement provides that the obligations of the International Underwriters to purchase the shares of Common Stock listed above are subject to certain conditions. The International Underwriting Agreement also provides that the International Underwriters are committed to purchase all of the shares of Common Stock offered hereby, if any are purchased (without consideration of any shares that may be purchased through the Underwriters' over-allotment option). In general, the closing with respect to the sale of the shares of Common Stock pursuant to the International Underwriting Agreement is a condition to the closing with respect to the sale of the shares of Common Stock pursuant to the U.S. Underwriting Agreement and vice versa. The public offering price per share and the total underwriting discounts and commissions per share are identical under the U.S. Underwriting Agreement and the International Underwriting Agreement.

     The Company and the Selling Shareholders have been advised by the Managers that the International Underwriters propose to offer the shares of Common Stock to the public at the offering price set forth on the cover page of this Prospectus and to certain securities dealers at such price less a concession not
in excess of $       per share and that the International Underwriters and such
dealers may reallow a concession not in excess of $       per share to other
dealers, including the International Underwriters. After the shares of Common Stock are released for sale to the public, the public offering price and the concession and discount to dealers may be changed by the Managers.

     Each International Underwriter has agreed that, as part of the distribution of the shares of Common Stock, (a) it is not purchasing any shares of Common Stock for the account of any United States Person or Canadian Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute this Prospectus to any person within the United States or Canada or to any United States Person or Canadian Person. Each U.S. Underwriter has agreed that, as part of the distribution of shares of Common Stock, (a) it is not purchasing any shares of Common Stock for the account of anyone other than a United States Person and (b) it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of Common Stock or distribute this Prospectus to any person outside the United States or to anyone other than a United States Person. The foregoing limitations do not apply to stabilization

                                [ALTERNATE PAGE]

transactions or to certain other transactions specified in the Agreement Between described below. As used herein, "United States Person" means any individual who is resident in the United States, or any corporation, pension, profit-sharing or other trust or other entity organized under or governed by the laws of the United States or any political subdivision thereof (other than a foreign branch of any United States Person), and includes any United States branch of a non-United States Person. "Canadian Person" means any individual who is resident in Canada, or any corporation, person, profit-sharing or other trust or other entity organized under or governed by the laws of Canada or any political subdivision thereof (other than a foreign branch of any Canadian Person), and includes any Canadian branch of a non-Canadian Person.

     The International Underwriters and the U.S. Underwriters have entered into an Agreement Between U.S. and International Underwriters (the "Agreement Between") that provides for the coordination of their activities. Pursuant to the Agreement Between, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed upon. The per share price of any shares so sold shall be the public offering price, less an amount not greater than the per share amount of the concession to dealers set forth above. To the extent there are sales between the U.S. Underwriters and the International Underwriters, the number of shares of Common Stock initially available for sale by the U.S. Underwriters or by the International Underwriters may be more or less than the amount appearing on the cover page of this Prospectus.

     Pursuant to an Agreement Among International Underwriters, each of the International Underwriters has represented to and agreed with the Managers (a) not to offer or sell Common Stock in the United Kingdom by means of any document, except to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent (except in circumstances which do not constitute an offer to the public within the meaning of The Companies Act
1985), and unless such International Underwriter is a person permitted to do so under the securities laws of the United Kingdom, it will not distribute this Prospectus or any other offering material in respect to any proposed offer or sale of shares of Common Stock in or from the United Kingdom other than to persons whose business involves the acquisition and disposal, or the holding, of securities, whether as principal or agent and (b) to comply with all applicable provisions of the Financial Services Act 1986 in connection with anything done by them in relation to the sale of Common Stock in, from, or otherwise involving the United Kingdom.

     The Company has granted to the U.S. Underwriters an option, expiring at the close of business on the 30th day subsequent to the date of this Prospectus, to purchase up to an aggregate of 1,240,000 additional shares of Common Stock at the public offering price set forth on the cover page of this Prospectus, less underwriting discounts and commissions. The U.S. Underwriters may exercise such option only to cover over-allotments, if any, incurred in the sale of the shares. To the extent that the option is exercised, each of the U.S. Underwriters will be obligated, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the percentage it is required to purchase of the total number of shares of Common Stock it was obligated to purchase under the U.S. Underwriting Agreement.

     The Company and the Selling Shareholders have agreed to indemnify the U.S. Underwriters and the International Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the U.S. Underwriters and the International Underwriters may be required to make in respect thereof.


     Pursuant to a Letter Agreement, dated February 9, 1994, the Company engaged
J. Jeffrey Brausch & Company to render specified financial services in exchange for $80,000, plus all direct out-of-pocket disbursements (which are not expected to exceed $11,000) incurred in connection with the provision of such services.


     The Company and its directors and officers have agreed not to offer, sell or otherwise dispose of any shares of Common Stock without the prior written consent of PaineWebber Incorporated for a period of 90 days after the date of this Prospectus.

                                [ALTERNATE PAGE]

                     CERTAIN UNITED STATES TAX CONSEQUENCES
                          TO NON-UNITED STATES HOLDERS

     The following is a general discussion of certain currently applicable United States Federal tax consequences of the acquisition, ownership and disposition of Common Stock by a person that, for United States Federal income tax purposes, is a nonresident alien individual, a foreign corporation, a foreign estate or trust or a foreign partnership as such terms are defined in the Code (collectively referred to hereafter as a "non-U.S. holder"). The discussion does not consider the particular facts and circumstances that may be relevant to a particular non-U.S. holder's situation.

     Each non-U.S. holder is urged to consult his own tax adviser with respect to the United States Federal tax consequences of holding and disposing of Common Stock, as well as any tax consequences arising under the laws of any state, municipality or other taxing jurisdiction.

UNITED STATES FEDERAL TAXES

     Dividends paid to a non-U.S. holder of Common Stock that are not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States will be subject to United States withholding tax at a rate of 30% of the amount of the dividend, unless the rate is reduced by any applicable income tax treaty. In order to claim the benefit of an applicable tax treaty rate, a non-U.S. holder may have to file with the Company or its dividend paying agent an exemption or reduced treaty rate certificate or letter in accordance with the terms of such treaty. Dividends paid to a non-U.S. holder of Common Stock that are effectively connected with the conduct by the holder of a trade or business in the United States (after reduction by certain deductions) are generally taxed at regular United States income tax rates and, in the case of foreign corporations, may also be subject to additional United States branch profits tax of 30% (or lower applicable treaty rate). Effectively connected dividends are not subject to the United States withholding tax and a non-U.S. holder may claim the exemption from withholding by filing Form 4224 (Exemption From Withholding of Tax on Income Effectively Connected with the Conduct of Trade or Business in the United States) with the Company or its dividend paying agent. The Company does not anticipate paying cash dividends in the foreseeable future. See "Price Range of Common Stock and Dividend Policy."

     A non-U.S. holder generally will not be subject to United States Federal income tax with respect to gain recognized on a disposition of Common Stock unless (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (in which event the gain will generally be taxed at regular United States income tax rates), (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for 183 or more days in the taxable year in which such disposition of Common Stock takes place and such holder held the Common Stock as a capital asset (in which event the gain will generally be subject to United States tax at a 30% rate), (iii) such holder fails to establish that the Company has not been a U.S. real property holding company for U.S. Federal income tax purposes at any time during the shorter of the period after June 18, 1980 during which the holder held the Common Stock or the 5 year period ending on the date of the disposition (in which event the gain will generally be taxed at regular United States income tax rates), or (iv) the non-U.S. holder is subject to tax pursuant to certain provisions of the Code applicable to expatriates.

     The Company would be treated as a U.S. real property holding company if the fair market value of its U.S. real property interests equals 50 percent or more of the aggregate fair market value of the Company's real property interests and any other assets of the Company used or held for use in a trade or business. In applying this test, if the Company owns 50% or more of the stock of another corporation, the Company will be treated as holding a proportionate share (or, in the case of a wholly-owned subsidiary, all) of the property held by the other corporation. Generally, if the Company constitutes a U.S. real property holding company, on the disposition of Common Stock by a non-U.S. holder the transferee would be required to withhold tax equal to 10 percent of the amount realized on the disposition. However, a non-U.S. holder will not be subject to this withholding so long as, at the time the disposition occurs, the Common Stock of the Company is regularly

                                [ALTERNATE PAGE]

traded on an established securities market. However, gain recognized by a non-U.S. holder on account of the Company being a U.S. real property holding company would not be recognized if the Common Stock is regularly traded on an established securities market and the non-U.S. holder owns or owned actually or constructively 5 percent or less of the total fair market value of the Company's Common Stock at all times during the period specified in the preceding paragraph.

     Legislation previously introduced but not enacted would have imposed a U.S. Federal income tax on gains from the sale of stock by foreign "10-percent shareholders" of domestic corporations. It is possible that legislation imposing a tax on gains from the sale of stock by non-U.S. holders will be introduced and enacted in the future.

     If an individual non-U.S. holder owns, or is treated as owning, Common Stock at the time of his death, such stock would be subject to United States Federal estate tax imposed on the estate of nonresident aliens, in the absence of a contrary provision contained in any applicable estate tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     Dividends paid to non-U.S. holders outside of the United States that are subject to the 30% or reduced treaty rate of withholding tax previously discussed will generally be exempt from United States backup withholding tax and information reporting requirements, other than reporting of dividend payments for purposes of the withholding tax. The payor of the dividends may generally rely on a payee's address outside the United States in determining that the regular withholding tax applies and consequently that the backup withholding provisions do not apply. Otherwise backup withholding of United States Federal income tax at a rate of 31% and information reporting requirements may apply to dividends paid with respect to the Common Stock to holders that are not "exempt recipients" and that fail to provide certain information regarding the holder's foreign status in the manner required by the Code and applicable U.S. Treasury Department regulations.

     Pending the issuance of further regulations by the U.S. Treasury Department, non-U.S. holders will not be subject to backup withholding with respect to payments of the proceeds of a sale of Common Stock outside the United States through a foreign office of a broker absent actual knowledge that the payee is a United States person. The sale, however, is subject to information reporting to the United States Internal Revenue Service if (i) the transaction is effected through a foreign office of a broker that is a U.S. person, a controlled foreign corporation within the meaning of Section 957(a) of the Code, or a broker 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker had been in existence) was effectively connected with the conduct of a trade or business within the United States, and (ii) the non-U.S. holder fails to supply documentary evidence of foreign status or otherwise establish an exemption. Payments to a non-U.S. holder by a U.S. broker or a United States office of a foreign broker in the United States of the proceeds of a sale of Common Stock are subject to both information reporting and possible backup withholding unless the holder certifies its non-U.S. status in accordance with applicable certification procedures or otherwise establishes an exemption.

     Any amounts withheld from a payment to a non-U.S. holder under the backup withholding provisions would be refunded (or credited against that non-U.S. holder's United States Federal income tax liability, if any), provided that the required information is furnished to the Internal Revenue Service.

     Any information reported to the Internal Revenue Service may also be made available to the tax authorities of the country in which the non-U.S. holder resides.

                                 LEGAL MATTERS

     The validity of the shares of Common Stock being sold in the offering is being passed upon for the Company by Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226-

                                [ALTERNATE PAGE]
3583. Certain legal matters will be passed upon for the Underwriters by Olshan Grundman Frome & Rosenzweig, 505 Park Avenue, New York, New York 10022.

                                    EXPERTS

     The financial statements and schedules of Larizza Industries, Inc. as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, included herein and elsewhere in the Registration Statement have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent auditors, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick covering the December 31, 1993 consolidated financial statements refers to a change in the method of accounting for income taxes to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

                                [ALTERNATE PAGE]

           ---------------------------------------------------------
           ---------------------------------------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE UNDERWRITERS OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                            ------------------------

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
Available Information...................     2
Prospectus Summary......................     3
Investment Considerations...............     6
The Company.............................     7
Use of Proceeds.........................     8
Price Range of Common Stock and Dividend
  Policy................................     8
Capitalization..........................     9
Selected Consolidated Financial Data....    10
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations............................    12
Business................................    15
Management..............................    24
Certain Transactions....................    27
Principal and Selling Shareholders......    28
Description of Capital Stock............    30
Underwriting............................    35
Certain United States Tax Consequences
  to Non-United States Holders..........    37
Legal Matters...........................    38
Experts.................................    39
Index to Consolidated Financial
  Statements............................   F-1

           ---------------------------------------------------------
           ---------------------------------------------------------

           ---------------------------------------------------------
           ---------------------------------------------------------
                                8,283,040 SHARES
                                     [LOGO]

                            LARIZZA INDUSTRIES, INC.

                                  COMMON STOCK
                            ------------------------
                                   PROSPECTUS
                            ------------------------

                           PAINEWEBBER INTERNATIONAL

                               MCDONALD & COMPANY
                                SECURITIES, INC.

                            ------------------------
                                          , 1994

           ---------------------------------------------------------
           ---------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth those expenses to be incurred in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions):

          Securities and Exchange Commission Registration Fee.........   $ 24,218.08
          NASD Filing Fee.............................................      7,523.24
          American Stock Exchange Listing Fee.........................      2,300.00
          Printing Fees...............................................    145,000.00
          Accounting Fees and Expenses................................     45,000.00
          Legal Fees and Expenses.....................................    175,000.00
          Blue Sky Fees and Expenses (including fees to counsel)......     15,000.00
          Fees of Transfer Agent and Registrar........................      5,000.00
          Miscellaneous Expenses (including roadshow, financial
            consulting and miscellaneous costs).......................    155,958.68
                                                                         -----------
                 Total Fees and Expenses..............................   $575,000.00
                                                                         -----------
                                                                         -----------

All of these expenses, except the Securities and Exchange Commission Registration Fee and the N.A.S.D. Filing Fee, represent estimates only. The Selling Shareholders will pay all of such expenses, unless such expenses, less the fees and expenses of the Selling Shareholders' legal, accounting and financial advisors, exceed $475,000, in which case, the Company and the Selling Shareholders will each pay 50% of the excess.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Larizza Industries, Inc.'s (the "Company's") Articles of Incorporation provide that the Company shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or preceding by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, trustee or officer of another entity, to the full extent permitted or required by Ohio law as it then existed or as it may be amended (but, if amended, only to the extent the amendment broadens such indemnification rights).

     The Ohio General Corporation Law ("OGCL") provides that Ohio corporations may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or preceding by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another entity, against expenses actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     No indemnification may be made under the OGCL in an action by or in the right of the corporation in respect of (i) any claim as to which the person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless the court determines that such person is fairly and reasonably entitled to indemnity, or (ii) any action in which the only liability asserted against a director is pursuant to a section of the OGCL which prohibits directors from voting for or assenting to specified loans, dividends, or distributions of assets ("Distribution Claim").

     Except when the only liability asserted is a Distribution Claim, an Ohio corporation is required to advance a director his expenses as they are incurred in advance of final disposition of the proceeding against him so long as the director agrees both to repay the corporation if it is proved by clear and convincing evidence that his act or omission was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interest of the corporation, and to reasonably cooperate with the corporation concerning the proceeding. Otherwise, expenses may be advanced by the corporation as they are incurred as authorized by the directors in specific cases upon the receipt of an undertaking to repay such amount if it ultimately is determined that the director is not entitled to be indemnified by the corporation.

     The indemnification provided by the OGCL and Larizza's Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled.

     Reference is also made to Section 7 of the Underwriting Agreement (a form of which is attached to this Registration Statement as Exhibit 1.1) with respect to undertakings to indemnify the Registrant, its directors and officers, the Selling Shareholders and each person who controls the Registrant or any of the Selling Shareholders within the meaning of the Securities Act of 1933, as amended (the "Act"), against certain civil liabilities, including certain liabilities under the Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On March 11, 1994 and pursuant to an Amended and Restated Credit Agreement, dated as of January 18, 1989 and amended and restated as of December 23, 1991, the Company issued 8,283,040 shares of Common Stock, no par value, to Internationale Nederlanden (U.S.) Capital Corporation and Oppenheimer & Co., Inc. in connection with the conversion of $47,000,000 of principal and $9,254,000 of accrued interest under term loans into such shares. Such shares were not registered, but were issued in reliance upon the exemption from registration contained in Section 4(2) or Section 4(6) of the Securities Act of 1933, as amended. The shares issued are the shares being registered for resale pursuant to this Registration Statement.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits:

          See Exhibit Index immediately preceding exhibits.

     (b) Financial Statement Schedules:

          See Index to Financial Statement Schedules on page S-1.

ITEM 17. UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan, on May 2, 1994.


                                          LARIZZA INDUSTRIES, INC.

                                          By: /s/ TERENCE C. SEIKEL
                                              Terence C. Seikel
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                TITLE                        DATE
- -------------------------------------    ---------------------------------    ----------------



                     *                   President and Director                 May 2, 1994
          Ronald T. Larizza                (Principal Executive Officer)
                     *                   Chairman of the Board of               May 2, 1994
        Edward L. Sawyer, Jr.              Directors
                     *                   Chief Operating Officer and            May 2, 1994
           Edward W. Wells                 Director
           /S/ TERENCE C. SEIKEL         Chief Financial Officer                May 2, 1994
          Terence C. Seikel                (Principal Financial Officer)
                     *                   Controller                             May 2, 1994
          Mary Jane Vicary
                     *                   Director                               May 2, 1994
            Charles Fazio
                     *                   Director                               May 2, 1994
        Frank E. Blazey, Jr.
                     *                   Director                               May 2, 1994
          Arthur L. Wiseley
   *By       /s/ TERENCE C. SEIKEL                                              May 2, 1994
         Terence C. Seikel,
          Attorney-in-Fact

                     INDEX TO FINANCIAL STATEMENT SCHEDULES

                                                                                         PAGE
                                                                                         ----
Independent Auditors' Report (included as Exhibit 23.1)...............................   N/A
Schedule II -- Accounts Receivable from Related Parties...............................   S-2
Schedule V -- Property, Plant, and Equipment..........................................   S-3
Schedule VI -- Accumulated Depreciation and Amortization of Property, Plant, and
  Equipment...........................................................................   S-4
Schedule IX -- Short-term Borrowings..................................................   S-5
Schedule X -- Supplementary Income Statement Information..............................   S-6

     All other schedules are omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedules, or because the information required is included in the consolidated financial statements and notes thereto.

                                                                     SCHEDULE II

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                    ACCOUNTS RECEIVABLE FROM RELATED PARTIES
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                              DEDUCTIONS             BALANCE AT END
                                             BALANCE AT                 -----------------------        OF PERIOD
                                            BEGINNING OF                 AMOUNTS      AMOUNTS     --------------------
              NAME OF DEBTOR                   PERIOD       ADDITIONS   COLLECTED   WRITTEN OFF   CURRENT   NONCURRENT
- ------------------------------------------- -------------   ---------   ---------   -----------   -------   ----------
Year ended December 31, 1993:
  Ronald T. Larizza........................    $ 1,362        $ 107         --         $  --       $  --      $1,469(A)
  Edward L. Sawyer, Jr.....................        619           48         --            --          --         667(A)
                                            -------------   ---------      ----      -----------   -------   ----------
                                               $ 1,981        $ 155         --         $  --       $  --      $2,136
                                            -------------   ---------      ----      -----------   -------   ----------
                                            -------------   ---------      ----      -----------   -------   ----------
Year ended December 31, 1992:
  Ronald T. Larizza........................    $ 1,195        $ 167         --         $  --       $ 137      $1,225
  Edward L. Sawyer, Jr.....................        540           79         --            --          63         556
                                            -------------   ---------      ----     -----------   -------   ----------
                                               $ 1,735        $ 246         --         $  --       $ 200      $1,781
                                            -------------   ---------      ----     -----------   -------   ----------
                                            -------------   ---------      ----     -----------   -------   ----------
Year ended December 31, 1991:
  Ronald T. Larizza........................    $   379        $ 816(B)      --         $  --       $  --      $1,195
  Edward L. Sawyer, Jr.....................        162          378(B)      --            --          --         540
  Ronald T. Larizza and
    Edward L. Sawyer, Jr...................        911         (911)(B)     --            --          --          --
  SML, Inc.................................        348           --         --          (348)(C)      --          --
                                            -------------   ---------      ----     -----------   -------   ----------
                                               $ 1,800        $ 283         --         $(348)      $  --      $1,735
                                            -------------   ---------      ----     -----------   -------   ----------
                                            -------------   ---------      ----     -----------   -------   ----------

- ---------------
(A) Amounts represent notes receivable from Ronald T. Larizza and Edward L. Sawyer, Jr. bearing interest at 5.97%. Notes receivable due from principal shareholders were restated during 1993, deferring principal and interest until 1996. Interest was accrued and added to the principal balance of the notes as of December 31, 1993. Principal and interest is payable in equal annual installments of $209 on December 31 each year from 1996 through 2005, with the then remaining balance due December 31, 2006.

(B) Notes receivable due from principal shareholders were restated during 1991, deferring principal and interest payments until 1993. Notes receivable due jointly from the principal shareholders were replaced with notes receivable due from each principal shareholder individually.

(C) Amounts charged to SML, Inc. were written off in 1991 because they were determined to be uncollectible.

See accompanying auditors' report.

                                                                      SCHEDULE V

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                         PROPERTY, PLANT AND EQUIPMENT
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                    BALANCE AT                                                                BALANCE AT
                                     BEGINNING   ADDITIONS                                                      END OF
                                     OF PERIOD    AT COST      RETIREMENTS  RECLASSIFICATIONS    OTHER          PERIOD
                                    -----------  ---------     -----------  -----------------   -------       ----------
Year ended December 31, 1993:
  Land.............................   $   337     $    --        $    --         $    --        $    (5)(A)    $    332
  Buildings........................     9,564         310             --              --           (150)(A)       9,724
  Machinery and equipment..........    33,010       2,371           (686)             87           (820)(A)      33,962
  Furniture and fixtures...........     1,774         100             --              --            (36)(A)       1,838
  Transportation equipment.........       722          20             --              --             (1)(A)         741
  Leasehold improvements...........       147          --             --              --             (5)(A)         142
  Construction in progress.........       132         198             --             (87)            (4)(A)         239
                                    -----------  ---------     -----------      --------        -------       ----------
                                      $45,686     $ 2,999        $  (686)        $    --        $(1,021)       $ 46,978
                                    -----------  ---------     -----------      --------        -------       ----------
                                    -----------  ---------     -----------      --------        -------       ----------
Year ended December 31, 1992:
  Land.............................   $   354     $    --        $    --         $    --        $   (17)(A)    $    337
  Buildings........................     9,229         256             --             560           (359)(A)       9,564
                                                                                                   (122)(B)
  Machinery and equipment..........    30,010       4,118(D)     $  (177)            944         (1,885)(A)      33,010
  Furniture and fixtures...........     1,860          74            (39)            (33)           (88)(A)       1,774
  Transportation equipment.........       771          --            (39)             (6)            (4)(A)         722
  Leasehold improvements...........       200           5             --             (44)           (14)(A)         147
  Construction in progress.........     1,526         136             --          (1,421)          (109)(A)         132
                                    -----------  ---------     -----------      --------        -------       ----------
                                      $43,950     $ 4,589        $  (255)        $    --        $(2,598)       $ 45,686
                                    -----------  ---------     -----------      --------        -------       ----------
                                    -----------  ---------     -----------      --------        -------       ----------
Year ended December 31, 1991:
  Land.............................   $   436     $    39        $  (123)        $    --        $     2(A)     $    354
  Buildings........................    11,043         199         (1,893)            (37)           (83)(A)       9,229
  Machinery and equipment..........    28,739       1,833         (2,368)          2,147            (72)(A)      30,010
                                                                                                   (269)(B)
  Furniture and fixtures...........     1,711         140            (20)             37             (4)(A)       1,860
                                                                                                     (4)(C)
  Transportation equipment.........       890          25           (145)              1             --             771
  Leasehold improvements...........       182          17             --               1             --             200
  Construction in progress.........     1,297       2,383             --          (2,149)            (5)(A)       1,526
                                    -----------  ---------     -----------      --------        -------       ----------
                                      $44,298     $ 4,636        $(4,549)        $    --        $  (435)       $ 43,950
                                    -----------  ---------     -----------      --------        -------       ----------
                                    -----------  ---------     -----------      --------        -------       ----------

- ---------------
     Property, plant and equipment are stated at cost. Depreciation is calculated on a straight-line method over the estimated useful lives of the assets.

(A) Foreign currency exchange adjustments to restate property, plant and equipment at the year-end exchange rates.

(B) Adjustment to carrying value of assets to reflect estimated net realizable value due to reduction in value of a building held for sale in 1992 and the closure of one of the two facilities in Williamston, Michigan, in 1991.

(C) Reclassification to net noncurrent assets of discontinued operations.

(D) Machinery and equipment additions in 1992 include assets acquired under capital leases of $1,426,000.

See accompanying auditors' report.

                                                                     SCHEDULE VI

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

   ACCUMULATED DEPRECIATION AND AMORTIZATION OF PROPERTY, PLANT AND EQUIPMENT
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                   ADDITIONS
                                      BALANCE AT   CHARGED TO                                                BALANCE AT
                                      BEGINNING    COSTS AND                                                   END OF
                                      OF PERIOD     EXPENSES    RETIREMENTS   RECLASSIFICATIONS   OTHER(A)     PERIOD
                                      ----------   ----------   -----------   -----------------   --------   ----------
Year ended December 31, 1993:
  Buildings..........................  $  2,553      $  404       $    --           $  --         $   (37)    $  2,920
  Machinery and equipment............    12,960       3,428          (318)             --            (365)      15,705
  Furniture and fixtures.............     1,295         189            --              --             (29)       1,455
  Transportation equipment...........       692          15            --              --              (1)         706
  Leasehold improvements.............        61          17            --              --              (2)          76
                                      ----------   ----------   -----------         -----         --------   ----------
                                       $ 17,561      $4,053       $  (318)          $  --          $ (434)    $ 20,862
                                      ----------   ----------   -----------         -----         --------   ----------
                                      ----------   ----------   -----------         -----         --------   ----------
Year ended December 31, 1992:
  Buildings..........................  $  2,204      $  415       $    --           $   8          $  (74)    $  2,553
  Machinery and equipment............    10,405       3,369          (107)             11            (718)      12,960
  Furniture and fixtures.............     1,120         285           (29)            (16)            (65)       1,295
  Transportation equipment...........       702          18           (22)             (3)             (3)         692
  Leasehold improvements.............        47          17            --              --              (3)          61
                                      ----------   ----------   -----------         -----         --------   ----------
                                       $ 14,478      $4,104       $  (158)          $  --          $ (863)    $ 17,561
                                      ----------   ----------   -----------         -----         --------   ----------
                                      ----------   ----------   -----------         -----         --------   ----------
Year ended December 31, 1991:
  Buildings..........................  $  1,771      $  530       $  (123)$         $  23          $    3     $  2,204
  Machinery and equipment............     8,834       3,349        (1,772)             57             (63)      10,405
  Furniture and fixtures.............       901         310           (11)            (80)             --        1,120
  Transportation equipment...........       751          37           (86)             --              --          702
  Leasehold improvements.............        28          19            --              --              --           47
                                      ----------   ----------   -----------         -----         --------   ----------
                                       $ 12,285      $4,245       $(1,992)          $  --          $  (60)    $ 14,478
                                      ----------   ----------   -----------         -----         --------   ----------
                                      ----------   ----------   -----------         -----         --------   ----------

- ---------------
(A) Foreign currency exchange adjustments to restate accumulated depreciation at the year-end exchange rates.

See accompanying auditors' report.

                                                                     SCHEDULE IX

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                             SHORT-TERM BORROWINGS
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                              AVERAGE AMOUNT   WEIGHTED AVERAGE
                                                              MAXIMUM          OUTSTANDING      INTEREST RATE
                       BALANCE AT     WEIGHTED AVERAGE   AMOUNT OUTSTANDING     DURING THE        DURING THE
                      END OF PERIOD    INTEREST RATE     DURING THE PERIOD      PERIOD(A)         PERIOD(B)
                      -------------   ----------------   ------------------   --------------   ----------------
Year ended December
  31, 1993:
  Amounts payable to
     banks..........     $    --               --                   --           $     --              --
                      -------------                                           --------------
                      -------------                                           --------------
Year ended December
  31, 1992:
  Amounts payable to
     banks..........     $    --               --                   --           $     --              --
                      -------------                                           --------------
                      -------------                                           --------------
Year ended December
  31, 1991:
  Amounts payable to
     banks..........     $    --               --             $ 94,545           $ 86,656             9.6%
                      -------------                                           --------------
                      -------------                                           --------------

- ---------------
(A) Average amount outstanding was computed by dividing the sum of the month-end outstanding principal balances by 12.

(B) Weighted average interest rates were computed on month-end rates and month-end amounts outstanding.

See accompanying auditors' report.

                                                                      SCHEDULE X

                   LARIZZA INDUSTRIES, INC., AND SUBSIDIARIES

                   SUPPLEMENTARY INCOME STATEMENT INFORMATION
                  YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991
                                 (IN THOUSANDS)

                                                                 CHARGED TO COSTS AND EXPENSES
                                                                   OF CONTINUING OPERATIONS
                                                               ---------------------------------
                                                                1993         1992         1991
                                                               -------      -------      -------
Maintenance and repairs....................................    $ 1,879       $2,056       $1,699

Note: Royalties, advertising costs, depreciation, amortization of intangibles and taxes other than payroll and income taxes have been excluded from the above table because each of those expenses amounted to less than 1% of total revenues in the years presented or the required information is presented in the consolidated financial statements or notes thereto.

See accompanying auditors' report.

                               APPENDIX A
Page 18                 DESCRIPTION OF PHOTOGRAPHS
- -------      ----------------------------------------------------------------
1 --         Diagram of examples of components which the company manufactures


Inside
Front
Cover
- -------      ----------------------------------------------------------------
1 --         Concept Vehicle
2 --         Instrument Panel Clusters
3 --         Console/Instrument Panel Components
4 --         Door Panels
5 --         Cup Holders
6 --         Garnish Molding/Padded Products
7 --         Garnish Molding (Van)
8 --         Air Outlets


Inside
Back
Cover
- -------      ----------------------------------------------------------------
1 --         Vacuum Former used to manufacture Door Trim Panels
2 --         Coordinate Measuring Machine
3 --         Engineer and Design Lab
4 --         Computer Aided Design Station
5 --         Blow Molding Operations
6 --         Manufacturing Facility
7 --         Injection Molding Machine


                                 EXHIBIT INDEX


  EXHIBIT
   NUMBER                                     DESCRIPTION                                 PAGE
- ------------    -----------------------------------------------------------------------   ----
 1.1            Form of U.S. Underwriting Agreement....................................    --
 1.2            Form of International Underwriting Agreement...........................    --
3(i)            Amended Articles of Incorporation(6)...................................    N/A
3(ii)           Amended Code of Regulations(1).........................................    N/A
 4.1            Specimen of Common Stock(1)............................................    N/A
 4.2            Loan Agreements, see Exhibits 10.10(b)(18) through 10.10(b)(32),
                10.11(a)(1) through 10.11(a)(5), 10.12(a)(1) through 10.12(a)(2),
                10.13(a)(1) through 10.13(a)(5)........................................    N/A
 5.1            Opinion of Honigman Miller Schwartz and Cohn concerning the legality of
                the securities being registered........................................    --
 9.1            Voting Trust Agreement among Larizza Industries, Inc., Ronald T.
                Larizza, and Edward L. Sawyer, Jr., dated as of December 20, 1991(5)...   N/A
 9.1(a)**       Amendment to Voting Trust Agreement among Larizza Industries, Inc.,
                Ronald T. Larizza and Edward L. Sawyer, Jr., dated as of March 11,
                1994...................................................................    --
10.1(a)(1)      Promissory Note dated as of December 31, 1993, in the amount of
                $1,468,827 from Ronald T. Larizza to Larizza Industries, Inc., which
                replaces the note, dated December 31, 1991(10).........................    N/A
10.1(a)(2)      Promissory Note dated as of December 31, 1993, in the amount of
                $667,250 from Edward L. Sawyer, Jr. to Larizza Industries, Inc., which
                replaces the note, dated December 31, 1991(10).........................    N/A
10.3(c)(4)      Lease between Mortall Realty Company and Dynamic Industries of Michigan
                Incorporated, dated March 1, 1983(2)...................................    N/A
10.4(a)         Lease between ALBA, Inc. and Manchester Plastics, Inc., dated April 1,
                1990(4)................................................................    N/A
10.6            Lease between Ronita Properties Limited, Larizza Industries, Inc. and
                Manchester Plastics, Ltd., dated as of March 23, 1993(9)...............    N/A
10.6(a)         Lease Amending Agreement between Ronita Properties Limited, Larizza
                Industries, Inc. and Manchester Plastics, Ltd., dated as of June 25,
                1993 (10)..............................................................    N/A
10.6(b)         Lease Amending Agreement between Ronita Properties Limited, Larizza
                Industries, Inc. and Manchester Plastics, Ltd., dated as of February
                17, 1994(10)...........................................................    N/A
10.7(c)         Lease dated December 29, 1986, between Sochacki Realty Partners and
                General Nuclear Corporation(1).........................................    N/A
10.8(a)         Marketing, Selling, Administrative and Management Services Agreement
                between Larizza Industries, Inc. and Manchester Plastics, Ltd., dated
                as of December 20, 1991(5).............................................    N/A
10.9(a)(1)      Reverse Split-Dollar Agreement between Larizza Industries, Inc. and
                Edward Wells, dated as of April 22, 1993(8)............................    N/A
10.9(a)(2)      Reverse Split-Dollar Agreement between Larizza Industries, Inc. and
                Terence C. Seikel, dated as of April 22, 1993(8).......................    N/A
10.9(a)(3)      Agreement between Larizza Industries, Inc. and Steven J. Lebowski, trustee of the Larizza Family Irrevocable Trust, dated as of April 22,
                1993(8)................................................................    N/A
10.9(a)(4)      Collateral Assignment made by Steven J. Lebowski, trustee of the
                Larizza Family Irrevocable Trust to Larizza Industries, Inc., dated as
                of April 22, 1993(8)...................................................    N/A

  EXHIBIT
   NUMBER                                     DESCRIPTION                                 PAGE
- ------------    -----------------------------------------------------------------------   ----
10.9(a)(5)      Agreement between Larizza Industries, Inc. and Steven J. Lebowski, trustee of the Larizza Family Irrevocable Trust, dated as of April 22,
                1993(8)................................................................    N/A
10.9(a)(6)      Collateral Assignment made by Steven J. Lebowski, trustee of the
                Larizza Family Irrevocable Trust to Larizza Industries, Inc., dated as
                of April 22, 1993(8)...................................................    N/A
10.9(b)         Stock Incentive Plan for Key Employees(1)..............................    N/A
10.9(c)         Employment Agreement, dated as of April 21, 1994, between Larizza
                Industries, Inc. and Ronald T. Larizza.................................    --
10.10(b)(18)    Mortgage made by Manchester Plastics, Inc. to Bankers Trust Company
                relating to the real estate located in Manchester, Michigan(3).........    N/A
10.10(b)(19)    Mortgage made by PMP Incorporated to Bankers Trust Company relating to
                real estate located in Williamston, Michigan(3)........................    N/A
10.10(b)(20)    Mortgage made by Manchester Plastics, Inc. to Bankers Trust Company
                relating to the real estate located in Homer, Michigan(3)..............    N/A
10.10(b)(21)    Mortgage made by Manchester Plastics, Inc. to Bankers Trust Company
                relating to the real estate located in Ann Arbor, Michigan(3)..........    N/A
10.10(b)(25)    Mortgage made by Manchester Plastics, Ltd. to Bankers Trust Company
                relating to the real estate located in Stratford, Ontario, Canada(3)...    N/A
10.10(b)(26)    Mortgage made by Manchester Plastics, Ltd. to Bankers Trust Company
                relating to the real estate located in Gananoque, Ontario, Canada(3)...    N/A
10.10(b)(27)    First Amendment to Mortgage made by Manchester Plastics, Ltd. to
                Bankers Trust Company relating to real estate located in Manchester,
                Michigan(5)............................................................    N/A
10.10(b)(28)    First Amendment to Mortgage made by Manchester Plastics, Ltd. to
                Bankers Trust Company relating to real estate located in Williamston,
                Michigan(5)............................................................    N/A
10.10(b)(29)    First Amendment to Mortgage made by Manchester Plastics, Ltd. to
                Bankers Trust Company relating to real estate located in Homer,
                Michigan(5)............................................................    N/A
10.10(b)(30)    First Amendment to Mortgage made by Manchester Plastics, Ltd. to
                Bankers Trust Company relating to real estate located in Ann Arbor,
                Michigan(5)............................................................    N/A
10.10(b)(31)    First Amendment to Mortgage made by Manchester Plastics, Ltd. to
                Bankers Trust Company relating to real estate located in Stratford,
                Ontario, Canada(5).....................................................    N/A
10.10(b)(32)    First Amendment to Mortgage made by Manchester Plastics, Ltd. to
                Bankers Trust Company relating to real estate located in Gananoque,
                Ontario, Canada(5).....................................................    N/A
10.11(a)(1)     Amended and Restated Credit Agreement among Larizza Industries, Inc.,
                Various Lenders and Bankers Trust Company, as Agent, dated as of
                January 18, 1989 and amended and restated as of December 23, 1991
                ("Larizza Credit Agreement")(5)........................................    N/A
10.11(a)(2)     Amended and Restated Term Note in the amount of $29,375,000 from
                Larizza Industries, Inc., payable to Internationale Nederlanden (U.S.)
                Capital Corporation, dated December 23, 1991(10).......................    N/A
10.11(a)(3)**   Amended and Restated Term Note in the amount of $17,625,000 from
                Larizza Industries, Inc., payable to Oppenheimer & Co., dated December
                23, 1991...............................................................    --
10.11(a)(5)     Amended and Restated Working Capital Note in the amount of $10,000,000 from Larizza Industries, Inc., payable to Bankers Trust Company, dated
                as of December 23, 1991(10)............................................    N/A
10.12(a)(1)     Credit Agreement among Manchester Plastics, Ltd., Larizza Industries,
                Inc., Various Lenders and Bankers Trust Company, as Agent, dated as of
                December 23, 1991 ("Manchester Credit Agreement")(5)...................    N/A

  EXHIBIT
   NUMBER                                     DESCRIPTION                                 PAGE
- ------------    -----------------------------------------------------------------------   ----
10.12(a)(2)**   Note in the amount of $47,500,000 from Manchester Plastics, Ltd., payable to Internationale Nederlanden (U.S.) Capital Corporation, dated
                December 23,
                1991...................................................................    --
10.13(a)(1)     First Amendment to the Larizza Credit Agreement, dated as of March 19,
                1992(7)................................................................    N/A
10.13(a)(2)     Second Amendment and Consent to the Larizza Credit Agreement and the
                Manchester Credit Agreement, dated as of August 26, 1992(7)............    N/A
10.13(a)(3)     Third Amendment and Consent to the Larizza Credit Agreement and the
                Manchester Credit Agreement, dated as of July 13, 1993(9)..............    N/A
10.13(a)(4)     Fourth Amendment to the Larizza Credit Agreement and the Manchester
                Credit Agreement, dated as of January 26, 1994(10).....................    N/A
10.13(a)(5)     Fifth Amendment to the Larizza Credit Agreement and the Manchester
                Credit Agreement, dated as of February 14, 1994(10)....................    N/A
10.14           Agreement, dated as of March 4, 1994, among Larizza Industries, Inc.,
                Internationale Nederlanden (U.S.) Capital Corporation and Oppenheimer &
                Co., Inc., concerning expenses of the offering(10).....................    N/A
21              Subsidiaries of the Registrant(7)......................................    N/A
23.1            Consent of KPMG Peat Marwick...........................................    --
23.2            Consent of Honigman Miller Schwartz and Cohn (included in the opinion
                filed as Exhibit 5.1 to this registration statement)...................    --
24**            Powers of Attorney (included after the signature of the registrant
                contained on page II-4 of this registration statement).................    --


- -------------------------

** Previously filed.

Key to Footnotes:

 (1) Incorporated by reference from the same exhibit number to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file no. 33-15198), filed with the Securities and Exchange Commission on July 28, 1987.

 (2) Incorporated by reference from the same exhibit number to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1987.

 (3) Incorporated by reference from the same exhibit number to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1989.

 (4) Incorporated by reference from the same exhibit number to the Company's Form 10-Q for the quarter ended March 31, 1991.

 (5) Incorporated by reference from the same exhibit number to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1991.

 (6) Incorporated by reference from the same exhibit number to the Company's Form 10-Q for the quarter ended June 30, 1992.

 (7) Incorporated by reference from the same exhibit number to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1992.

 (8) Incorporated by reference from the same exhibit number to the Company's Form 10-Q for the quarter ended March 31, 1993.

 (9) Incorporated by reference from the same exhibit number to the Company's Form 10-Q for the quarter ended June 30, 1993.

(10) Incorporated by reference from the same exhibit number to the Company's Form 10-K Annual Report for the fiscal year ended December 31, 1993.